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                                                                   EXHIBIT 10.15

                                                                  EXECUTION COPY












                           LOAN AND WARRANT AGREEMENT

                           DATED AS OF MARCH 26, 2001

                                      AMONG

                        DOANE PET CARE ENTERPRISES, INC.,

                             DOANE PET CARE COMPANY,

                                       AND

                EACH OF THE LENDERS NOW OR HEREAFTER PARTY HERETO


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                                TABLE OF CONTENTS

                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.01   TERMS DEFINED ABOVE.............................................1
SECTION 1.02   CERTAIN DEFINED TERMS...........................................1

                                   ARTICLE II
                                   TERM LOANS

SECTION 2.01   TERM LOANS......................................................1
SECTION 2.02   INTEREST RATE AND CERTAIN OTHER TERMS...........................1
SECTION 2.03   PRINCIPAL PAYMENTS..............................................2
SECTION 2.04   INTEREST........................................................3
SECTION 2.05   APPLICATION OF PAYMENTS; PRO RATA TREATMENT.....................3
SECTION 2.06   SET-OFF, SHARING OF PAYMENTS, ETC...............................3

                                   ARTICLE III
                                    WARRANTS

SECTION 3.01   PURCHASE OF WARRANT.............................................4
SECTION 3.02   REPRESENTATIONS OF EACH LENDER..................................4
SECTION 3.03   INVESTORS' AGREEMENT............................................5

                                   ARTICLE IV
                              CONDITIONS PRECEDENT

SECTION 4.01   INITIAL FUNDING DATE............................................6
SECTION 4.02   SECOND FUNDING DATE.............................................8
SECTION 4.03   FINAL FUNDING DATE..............................................8

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

SECTION 5.01   CORPORATE EXISTENCE; CAPITALIZATION.............................8
SECTION 5.02   COMPLIANCE WITH LAWS............................................9
SECTION 5.03   LIABILITIES; LITIGATION.........................................9
SECTION 5.04   NO BREACH.......................................................9
SECTION 5.05   CORPORATE ACTION................................................9
SECTION 5.06   APPROVALS......................................................10
SECTION 5.07   USE OF TERM LOANS..............................................10
SECTION 5.08   TAXES..........................................................10
SECTION 5.09   SUBSIDIARIES AND PARTNERSHIPS..................................10
SECTION 5.10   NO MATERIAL MISSTATEMENTS......................................10
SECTION 5.11   INVESTMENT COMPANY ACT.........................................11
SECTION 5.12   PUBLIC UTILITY HOLDING COMPANY ACT.............................11


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SECTION 5.13   STATUS AS SENIOR INDEBTEDNESS..................................11
SECTION 5.14   FINANCIAL CONDITION............................................11
SECTION 5.15   NO DEFAULT.....................................................11
SECTION 5.16   SOLVENCY.......................................................11

                                   ARTICLE VI
                           EVENTS OF DEFAULT; REMEDIES

SECTION 6.01   EVENTS OF DEFAULT..............................................12
SECTION 6.02   ACCELERATION...................................................12
SECTION 6.03   OTHER REMEDIES.................................................13
SECTION 6.04   WAIVER OF PAST DEFAULTS........................................13
SECTION 6.05   CONTROL BY MAJORITY............................................13
SECTION 6.06   RIGHTS OF LENDERS TO RECEIVE PAYMENT...........................13
SECTION 6.07   INCORPORATION OF TERMS OF SECURED CREDIT AGREEMENT.............13

                                   ARTICLE VII
                                  MISCELLANEOUS

SECTION 7.01   GOVERNING LAW; JURISDICTION....................................13
SECTION 7.02   NOTICES........................................................13
SECTION 7.03   INDEMNITIES AND PAYMENTS.......................................14
SECTION 7.04   AMENDMENTS, ETC................................................14
SECTION 7.05   SUCCESSORS AND ASSIGNS.........................................15
SECTION 7.06   INVALIDITY.....................................................15
SECTION 7.07   COUNTERPARTS...................................................15
SECTION 7.08   CAPTIONS.......................................................15
SECTION 7.09   NO ORAL AGREEMENTS.............................................15
SECTION 7.10   WAIVER OF JURY TRIAL...........................................16
SECTION 7.11   REPRESENTATION OF COUNSEL......................................16
SECTION 7.12   ALLOCATION FOR TAX PURPOSES....................................16
SECTION 7.13   EXISTENCE; GOOD STANDING; CLASS B SHARES.......................16


Schedules

Schedule 2.01  -  Amounts of Term Loans
Schedule 2.02  -  Interest Accrued (PIK) and Payments of Principal and Interest
                  on Note
Schedule 5.09  -  Subsidiaries and Partnerships

Annexes and Exhibits

Annex 1        -  Defined Terms

Exhibit A      -  Form of Note
Exhibit B      -  Form of Warrant
Exhibit C      -  Summary of Terms of Amendment to Investors' Agreement


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Exhibit D      -  Form of Supplement
Exhibit E      -  Form of Amendment No. 1 to Secured Credit Agreement




















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     This Loan and Warrant Agreement, dated as of March 26, 2001, is among Doane
Pet Care Enterprises, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware ("Holdings"), Doane Pet Care Company, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"), and each Person that executes this Agreement or a Supplement as a "Lender" or that acquires all or a portion of any Note pursuant to Section 7.05 (each individually a "Lender" and collectively the "Lenders").

     In consideration of the mutual agreements herein contained and of the loans hereinafter referred to, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     Section 1.01 Terms Defined Above. As used in this Agreement, the terms "Holdings," "Borrower," "Lender" and "Lenders" shall have the meanings indicated above.

     Section 1.02 Certain Defined Terms. As used herein, (a) each term used herein and defined in Annex 1 hereto shall have the meaning ascribed to such term in Annex 1, and (b) any term used herein and not defined in Annex 1 hereto shall have the meaning ascribed to such term in the Secured Credit Agreement, in each case, with each such term so defined in the singular to have the same meaning when used in the plural and vice versa.

                                   ARTICLE II
                                   TERM LOANS

     Section 2.01 Term Loans. Subject to the terms and conditions of this Agreement,

          (a) each Initial Lender severally agrees to make a Term Loan to the Borrower on the Initial Funding Date in the principal amount set forth opposite such Lender's name on Schedule 2.01 hereto; provided that the aggregate principal amount of all Term Loans made on the Initial Funding Date shall be at least equal to $20,000,000;

          (b) each Second Advance Lender agrees to make a Term Loan to the Borrower on the Second Funding Date in the principal amount set forth opposite such Lender's name on Schedule 2.01 hereto; provided that the aggregate principal amount of all outstanding Term Loans immediately after the Second Funding Date shall be at least equal to $25,000,000; and

          (c) each Final Advance Lender severally agrees to make a Term Loan to the Borrower on the Final Funding Date in the principal amount set forth in such Lender's Supplement;

provided, that the aggregate principal amount of all Term Loans described in clauses (a), (b) and (c) above shall not be greater than $29,700,000.

     Section 2.02 Interest Rate and Certain Other Terms. The Term Loan made by each Lender shall be evidenced by a promissory note substantially in the form of Exhibit A hereto (each, a "Note"), dated either as of the date hereof or in connection with any Notes delivered in

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connection with a Supplement, on or before May 15, 2001, payable to the order of such Lender in a principal amount equal to the principal amount of the Term Loan made by such Lender hereunder and otherwise duly completed. The interest shall accrue on the outstanding principal amount of the Term Loan at such rates and calculated in such manner as provided in each Note. The amount of accrued interest (including PIK Interest) and all payments and prepayments made on account of the principal and interest thereof shall be recorded for each Note by the Borrower which, absent manifest error, shall be prima facie evidence of actual interest accruals and principal and interest payments. No later than the date of delivery of the financial statements required to be delivered pursuant to Section 6.1 of the Secured Credit Agreement (whether or not the Secured
Credit Agreement remains in effect), the Borrower shall deliver to each Lender,
(a) copies of such financial statements and the Compliance Certificate delivered under the Secured Credit Agreement, (b) an updated schedule for each Lender, indicating (i) the outstanding principal balance at the beginning of the fiscal quarter then ended (giving effect to the capitalization of all PIK Interest in preceding quarters) and including a running total of total PIK Interest accrued to such date, (ii) all interest accrued on the Notes during the fiscal quarter then ended, (iii) a reasonably detailed calculation demonstrating whether the Payment Test has been met and if so, the maximum Excess Liquidity, and (iv) the amount of (x) principal, if any, to be repaid in cash on the applicable Payment Date, (y) interest principal, if any, to be paid in cash on the applicable Payment Date, and (z) PIK Interest, if any, to be paid on the applicable Payment Date. Updated schedules for the Notes shall be maintained by the Borrower at its principal place of business and shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice. The failure of any Lender to object to any of the information delivered pursuant to this Section 2.02 shall under no circumstances constitute a waiver by such Lender of any amounts owed to it under any Loan Documents or any rights, powers or remedies in respect thereof.

     Section 2.03 Principal Payments.

          (a) Mandatory Prepayments. The Borrower is obligated to make the following mandatory prepayments of principal:

               (i) If the Payment Test has been met as of any Payment Date, the Borrower shall prepay on such day the outstanding principal balance of the Notes (including any PIK Interest which has been capitalized as principal) in an aggregate amount equal to the lesser of (A) 100% of Excess Liquidity as of such Payment Date and (B) the maximum amount that can be paid without causing the Payment Test to be violated by such payment.

               (ii) On the date on which Holdings, the Borrower or any of its Subsidiaries receives any Net Cash Proceeds from any asset dispositions (other than sales of inventory in the ordinary course of business) having a fair market value of $1,000,000 or more or any offering of equity securities by Holdings, the Borrower or any of its Subsidiaries, the recipient shall pay on such day the outstanding principal balance of the Notes in an equal to such Net Cash Proceeds but only to the extent: (A) the lenders under the Secured Credit Agreement do not require such proceeds to be applied to repay amounts owing under the Secured


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          Credit Agreement and (B) before and after giving effect to such prepayment, the Payment Test has been, and continues to be, met.

          (b) Maturity. On the Final Maturity Date, the aggregate unpaid principal amount of each Note then outstanding, together with all accrued and unpaid interest (including, to the extent permitted by law, all interest on interest) shall be due and payable in full.

     Section 2.04 Interest.

          (a) Capitalization of Interest. If the Payment Test has not been met as of any Payment Date, all accrued and unpaid interest on the Notes shall, instead of being paid in cash on such Payment Date, be deemed to increase the principal amount outstanding (such capitalized interest being "PIK Interest") and shall thereafter, bear interest at the Interest Rate.

          (b) Satisfaction of Payment Test. If the Payment Test has been met as of any Payment Date, the Borrower shall pay in cash on such Payment Date all accrued and unpaid interest (other than PIK Interest) on the Notes.

          (c) OID. Notwithstanding any other provision herein, the Borrower shall, at any time after the fifth anniversary of the Initial Funding Date, make cash payments on account of the Note at such time and in such amounts as are necessary for the Notes not to have "significant original issue discount" as that term is defined in Section 163(i) of the Internal Revenue Code of 1986, as amended (the "Code") to the extent that such cash payments are expressly permitted to be made under the Secured Credit Agreement.

          Section 2.05 Application of Payments; Pro Rata Treatment. Except to the extent otherwise provided herein, each Lender agrees that: (a) each payment of principal on the Term Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Term Loans held by the Lenders; and (b) each payment of interest on the Term Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the Lenders. On each Payment Date, all amounts received by the Lenders shall be applied first to interest accrued and unpaid for the quarterly period immediately preceding such Payment Date and then to the outstanding principal on the Notes (including all PIK Interest that has been capitalized as principal).

          Section 2.06 Set-off, Sharing of Payments, Etc. If any Lender shall obtain payment of any principal of or interest on the Term Loan made by it to the Borrower under this Agreement through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (a) notify each other Lender thereof and (b) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Term Loans made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving


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such excess payment) pro rata in accordance with the unpaid principal on the
Term Loans held by each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Term Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Term Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section to share the benefits of any recovery on such secured claim.

                                  ARTICLE III
                                    WARRANTS

     Section 3.01 Purchase of Warrant. On each Funding Date, Holdings shall issue to each Lender making Term Loans on such Funding Date, a Warrant substantially in the form of Exhibit B, initially exercisable for the number of shares of common stock of Holdings set forth opposite such Lender's name on
Schedule 2.01 hereto or in the applicable Supplement; provided, that the number of warrant shares issuable upon exercise of any Warrant delivered in connection with a Term Loan made pursuant to Section 2.01(c) on the Final Funding Date shall bear the same proportion to the original principal amount of such Term Loan as the proportion that the number of warrant shares issuable upon any Warrant delivered on the prior Funding Dates bears to the original principal amount of the Term Loan related to such Warrant.

     Section 3.02 Representations of Each Lender. Each Lender severally represents to Holdings (solely as to itself and not as to any other Lender) as follows:

          (a) Lender (i) is an "Accredited Investor," as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), (ii) has such knowledge, skill and experience in securities, business and financial matters and investments generally, based on actual participation, that it is capable of evaluating the merits and risks of an investment in Holdings and the suitability thereof as an investment for Lender, and (iii) has reviewed the offering letter dated March 20, 2001, and all its attachments, has received from Holdings and the Borrower such other documents and information that it has requested and has had adequate opportunity to ask questions of and receive answers from Holdings' and the Borrower's officers, directors and representatives concerning the terms and conditions of the investment proposed herein and the business, financial condition, properties, operations, prospects and proposed acquisitions, and all such questions have been answered to Lender's full satisfaction.


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          (b) Such Lender is acquiring the Warrant and any common stock issuable upon exercise thereof for investment for its own account and not with a view to, or for resale in connection with, any distribution thereof.

          (c) Such Lender understands that the Warrant and any common stock issuable upon exercise thereof have not been registered under applicable state or federal securities laws by reason of certain exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of Lender's representations and investment intent as expressed herein. Except as provided in the Investors' Agreement, Holdings has not agreed to register the Warrant or any of the shares of common stock issuable upon the exercise of the Warrant for distribution in accordance with the provisions of the Securities Act or applicable state securities laws, or agreed to comply with any exemption from registration under the Securities Act or applicable state securities laws for the resale of such shares. Lender understands that by virtue of the provisions of certain rules respecting "restricted securities" promulgated by the Securities and Exchange Commission, the shares of common stock issuable upon the exercise of the Warrant shall be required to be held indefinitely, unless and until registered under the Securities Act and applicable state securities laws, or unless an exemption from the registration requirements of the Securities Act and applicable state securities laws is available, in which case Lender may still be limited as to the number of such shares that may be sold. Lender agrees that the Warrant will not be offered, sold or transferred except as permitted by the Investors' Agreement, and the certificates representing the Warrant and any common stock issuable upon exercise thereof will bear a conspicuous legend in substantially the form set forth below (in addition to any other legend required by law or the Investors' Agreement):

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE A VIOLATION OF THE 1933 ACT AND THE STATE ACTS.

          (d) All action on the part of the Lender necessary for the acquisition of the Warrant and the consummation of the transactions contemplated herein, has been duly and validly taken, and this Agreement is a valid and binding obligation of Lender, enforceable against Lender in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors' rights generally and by general equitable principles.

          Section 3.03 Investors' Agreement. Each Lender that is, immediately prior to the date hereof, a party to the Investors' Agreement acknowledges and agrees that the Warrant and the common stock issuable upon exercise of the Warrant will be subject to the Investors' Agreement.


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                                   ARTICLE IV
                              CONDITIONS PRECEDENT

          Section 4.01 Initial Funding Date. The obligation of the Initial Lenders to make the Term Loan on the Initial Funding Date is subject to the receipt by each Initial Lender of the following documents and satisfaction of the other conditions provided in this Section 4.01, each of which shall be reasonably satisfactory to each Lender in form and substance:

          (a) Certificates of the Secretary or Assistant Secretary of the Borrower setting forth (i) resolutions of its board of directors with respect to the authorization of the Notes and this Agreement provided herein, (ii) the officers of the Borrower (A) who are authorized to sign this Agreement and the Notes and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the officers so authorized, and (iv) the certificate of incorporation and the bylaws of the Borrower, each certified as being true and complete. Each Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary.

          (b) Certificates of the Secretary or Assistant Secretary of each Guarantor setting forth (i) resolutions of its board of directors with respect to the authorization of the Guaranty Agreement to which it is a party, (ii) the officers of such Guarantor (A) who are authorized to sign such Guaranty Agreement and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the officers so authorized, and (iv) the certificate of incorporation and the bylaws or limited liability company agreement (whichever is applicable) of such Guarantor, each certified as being true and complete. Each Lender may conclusively rely on such certificate until it receives notice in writing from such Guarantor to the contrary.

          (c) Certificates of the Secretary or Assistant Secretary of Holdings setting forth (i) resolutions of its board of directors with respect to the authorization of the Warrants and this Agreement provided herein, (ii) the officers of the Borrower (A) who are authorized to sign this Agreement and the Warrants and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the officers so authorized, and (iv) the certificate of incorporation and the bylaws of Holdings, each certified as being true and complete. Each Lender may conclusively rely on such certificate until it receives notice in writing from the Borrower to the contrary.

          (d) Each Lender shall have received a duly executed and delivered Note in an aggregate amount equal to the Term Loan made by it as set forth on
Schedule 2.01.

          (e) The Guaranty Agreement, duly completed and executed.


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          (f) Each Lender shall have received a duly executed and delivered
Warrant exercisable for the number of shares of common stock of Holdings as set forth on Schedule 2.01.

          (g) The parties hereto and the trustee under the Senior Subordinated
Note Indenture shall have received a fairness opinion from a nationally recognized investment banking firm (i) in form and substance reasonably satisfactory to the Lenders, and (ii) in accordance with the requirements of the Senior Subordinated Note Indenture.

          (h) An opinion of counsel to the Borrower and the Guarantors in form and substance reasonably satisfactory to the Lenders, including, without limitation, opinions as to compliance with the Senior Subordinated Note Indenture and no conflicts with any material documents (including the Investors' Agreement), that the Term Loans contemplated hereby constitute "Senior Indebtedness" under the Senior Subordinated Note Indenture, and such other opinions as the Lenders may reasonably request.

          (i) The Borrower and Holdings shall have received an amendment to the Secured Credit Agreement in substantially the form of Exhibit E hereto.

          (j) A Certificate of the Chief Financial Officer of the Borrower certifying that the incurrence of the Term Loan Obligations contemplated by this Agreement is permitted under the Senior Subordinated Note Indenture and the Term Loan Obligations constitute "Senior Indebtedness" under the Senior Subordinated
Note Indenture.

          (k) Each Lender that is not an existing party to the Investors' Agreement will, as a condition to receiving its Note, execute a management shareholder agreement providing for certain transfer restrictions and drag-along terms, which agreement shall be in form reasonably satisfactory to the Borrower. The Investors' Agreement will be amended and restated to incorporate the terms described on Exhibit C. Each Lender will execute the amended and restated Investors' Agreement so long as the changes thereto are consistent in all material respects with the terms described on such summary.

          (l) The Lenders shall have received evidence satisfactory to them that the holders of the warrants issued by Holdings prior to the making of the Term Loan contemplated hereby have waived application of the anti-dilution provisions contained in such warrants to the extent, and only to the extent, such anti-dilution provisions would have been triggered by the issuance of the Warrants.

          (m) All governmental and third party approvals necessary or in the discretion of the Lenders advisable in connection with the transactions contemplated hereby and the continuing operations of the Borrower and its Subsidiaries shall have been obtained and be in full force and effect.

          (n) The representations and warranties of each Loan Party set forth in the Loan Documents qualified as to materiality shall be true and correct and those not so qualified shall be true and correct in all material respects (such determination of materiality and material respects being made in the reasonable judgment of the Majority Lenders) on and as of the date of such Loan Documents (or if made as of a specific date, shall have been true and correct as of such specific date).


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          (o) Such other documents and conditions as the Lenders or special counsel to the Lenders may reasonably request.

     Section 4.02 Second Funding Date. The obligation of each Second Advance Lender to make the Term Loan on the Second Funding Date is subject only to the conditions that (a) the Initial Lenders shall have made Term Loans to the Borrower in an aggregate amount of at least $20,000,00, (b) the receipt by each Second Advance Lender of the Warrants contemplated by Schedule 2.01 and (c) the execution and delivery by the Borrower of a Note representing the Term Loan made by it. Each Second Advance Lender hereby absolutely, unconditionally and irrevocably commits and agrees to make a Term Loan to the Borrower on the Second Funding Date in the principal amount set forth opposite such Lender's name on
Schedule 2.01 hereto.

     Section 4.03 Final Funding Date. The obligation of each Final Advance Lender executing a Supplement to make the portion of the second advance contemplated thereby on or before May 15, 2001 (as such date may be extended by the Majority Lenders) that such Lender has committed to make is subject to (a) the satisfaction of the conditions provided in Section 4.01 (unless otherwise waived by the Majority Lenders), (b) the receipt by each Lender of the Warrants contemplated by this Agreement and its Supplement and (c) the execution and delivery by the Borrower of a Supplement and a Note representing the Term Loan contemplated thereby.

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

     Holdings and the Borrower jointly and severally represent and warrant to the Lenders as follows:

     Section 5.01 Corporate Existence; Capitalization. Holdings, the Borrower and each of its Subsidiaries: (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed; (b) has all requisite power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify could reasonably be expected to have a Material Adverse Effect. The authorized capital stock of Holdings consists solely of: 65,000,000 shares of Class A Common Stock, of which 16,073,403 shares are issued and outstanding as of the date of this Agreement; 5,000,000 shares of Class B Common Stock, of which 2,560,093 shares are issued and outstanding as of the date of this Agreement; and 10,000,000 shares of preferred stock, none of which is outstanding as of the date of this Agreement. In addition, Holdings has issued warrants (for nominal exercise price) to purchase an aggregate of 5,417,912 shares of common stock and unexercised employee stock options exercisable for an aggregate of 2,526,439 shares of common stock. Except for the warrants and the employee stock options described above neither Holdings nor the Borrower has any contracts (including options and warrants) obligating either of them to issue, sell, pledge, dispose of or encumber any shares of any class of its capital stock or other equity interest or any securities convertible, exercisable or exchangeable into any class of its capital stock or other equity interests. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights affecting the capital stock or other common equity interests of Holdings or the Borrower. On a


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
fully-diluted basis, assuming the exercise, conversion or exchange of all warrants, options and securities convertible, exercisable or exchangeable into any class of its capital stock or other equity interests and any rights whatsoever to acquire capital stock of Holdings, the capital stock of Holdings consists of 80,000,000 authorized shares of capital stock, of which 26,577,847 shares would be deemed issued and outstanding.

     Section 5.02 Compliance with Laws. Neither Holdings, the Borrower or any of its Subsidiaries has violated any Requirement of Law or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of their respective Properties or the conduct of their respective business; which violation or failure could reasonably be expected to have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Each of Holdings, the Borrower and its Restricted Subsidiaries is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 5.03 Liabilities; Litigation. Except for liabilities incurred in the normal course of business, the Borrower and its Subsidiaries have no (individually or in the aggregate) liabilities, direct or contingent, which, if adversely determined, could reasonably be expected to have a Material Adverse Effect. Other than relating to the 1998 recall of certain dry dog food products manufactured at Borrower's Temple, Texas plant, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Holdings or the Borrower, threatened by or against Holdings, the Borrower or any of its Subsidiaries or against any of their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) that could reasonably be expected to have a Material Adverse Effect.

     Section 5.04 No Breach. Neither the execution and delivery of this Agreement, the Notes or the Loan Documents nor compliance with the terms and provisions thereof will conflict with or result in a breach of, or require any consent under, the respective charter or by-laws of Holdings, the Borrower or any of its Subsidiaries, or any applicable law or regulation, or any order, writ, injunction or decree of any court or Governmental Authority, or any Contractual Obligation to which any of Holdings, the Borrower or any Subsidiary is a party or by which any of Holdings, the Borrower or any Subsidiary is bound or to which Holdings, the Borrower or any Subsidiary is subject, or constitute a default under any such Contractual Obligation, or result in the creation or imposition of any Lien upon any of the revenues or assets of any of Holdings, the Borrower or any Subsidiary pursuant to the terms of any such Contractual Obligation.

     Section 5.05 Corporate Action. Each of Holdings, the Borrower and its Subsidiaries is duly authorized and empowered to execute, deliver and perform under the Loan Documents to which it is a party, including this Agreement, and the Borrower is duly authorized and empowered to create and issue the Notes; all corporate action on Holdings', the Borrower's and each Subsidiary's part requisite for the due execution, delivery and performance of the Loan Documents to which it is a party has been duly and effectively taken, on the Borrower's part requisite for the creation and issuance of the Notes and on the part of Holdings for the issuance of the Warrants. This Agreement does, and the Notes and other Loan Documents to which Holdings, the Borrower and each Subsidiary respectively are parties upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of Holdings, the Borrower and the Subsidiaries, respectively, enforceable in accordance with their terms, except to the extent enforceability may be limited by bankruptcy, insolvency and other similar laws and judicial decisions affecting creditors' rights generally and by general equitable principles.

     Section 5.06 Approvals. No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the transactions hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except consents, authorizations, filings and notices as have been obtained or made and are in full force and effect.

     Section 5.07 Use of Term Loans. All of the proceeds of the Term Loans shall be used by the Borrower to repay revolving loans under the Secured Credit Agreement pursuant to Section 2.10 thereof. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulations U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Term Loan hereunder will be used to buy or carry any margin stock.

     Section 5.08 Taxes. Each of Holdings, the Borrower and each of its Restricted Subsidiaries has filed or caused to be filed all federal, state and other material tax returns that are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Holdings, the Borrower or its Restricted Subsidiaries, as the case may be); no material tax Lien has been filed, and, to the knowledge of Holdings and the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

     Section 5.09 Subsidiaries and Partnerships. The Borrower has no Subsidiaries and no interest in any partnerships other than as set forth on
Schedule 5.09. Holdings has no Subsidiaries and no interest in any partnerships other than the Borrower.

     Section 5.10 No Material Misstatements. No statement or information contained in this Agreement, any other Loan Document, or any other document, certificate or statement furnished by or on behalf of any Loan Party to the Lenders, or any of them, for use in connection with the transactions contemplated by this Agreement or the other Loan Documents, contained as of the date such statement, information, document or certificate was so furnished, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact known to any Loan Party that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed herein, in the other Loan Documents or in any other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby and by the other Loan Documents.

     Section 5.11 Investment Company Act. None of Holdings, the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     Section 5.12 Public Utility Holding Company Act. None of Holdings, the Borrower nor any Subsidiary is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Section 5.13 Status as Senior Indebtedness. The Term Loan Obligations constitute "Senior Indebtedness" and "Refinancing Indebtedness" of the Borrower under and as defined in the Senior Subordinated Note Indenture. The obligations of each Guarantor under the Guaranty Agreement constitute "Guarantor Senior Indebtedness" of such Subsidiary under and as defined in the Senior Subordinated
Note Indenture.

     Section 5.14 Financial Condition.

          (a) The audited consolidated balance sheet of the Borrower and its Subsidiaries as at January 1, 2000, and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from KPMG Peat Marwick present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP (except as approved by the aforementioned firm of accountants and disclosed therein). During the period from January 1, 2000 to and including March 26, 2001, there has been no Disposition by the Borrower of any material part of its business or property.

          (b) The unaudited consolidated balance sheet of the Borrower and its Subsidiaries as September 30, 2000, and the related consolidated statements of income and of cash flows for the fiscal quarter ended on such date present fairly in all material respects the consolidated financial condition of the Borrower and its Subsidiaries as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal quarter then ended, subject to normal year-end audit adjustments. All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP.

     Section 5.15 No Default. After giving effect to the Amendment No. 1 dated on or about March 23, 2001 to the Secured Credit Agreement: neither Holdings, the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that could reasonably be expected to have a Material Adverse Effect, and no default has occurred and is continuing under the Secured Credit Agreement or the Senior Subordinated Note Indenture.

     Section 5.16 Solvency. Each Loan Party is, and after giving effect to the incurrence of all Term Loan Obligations (assuming incurrence of all Term Loan Obligations on the Initial

Funding Date) and the other obligations being incurred in connection herewith and therewith will be and will continue to be, Solvent.

                                   ARTICLE VI
                           EVENTS OF DEFAULT; REMEDIES

     Section 6.01 Events of Default. An "Event of Default" occurs if:

          (a) any Indebtedness under the Secured Credit Agreement is accelerated prior to its stated maturity; or

          (b) (i) Holdings, the Borrower or any of its Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Holdings, the Borrower or any of its Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Holdings, the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Holdings, the Borrower or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Holdings, the Borrower or any of its Restricted Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Holdings, the Borrower or any of its Restricted Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due.

     Section 6.02 Acceleration. If an Event of Default (other than an Event of Default specified in Section 6.01(b) with respect to the Borrower) occurs and is continuing, the Majority Lenders by notice to the Borrower may declare the principal of and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(b) with respect to the Borrower occurs and is continuing, the principal of and accrued and unpaid interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of any Lender. The Majority Lenders by notice to the Borrower may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

     Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Majority Lenders may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of any Loan Document. A delay or omission by any Lender or the Majority Lenders in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 6.04 Waiver of Past Defaults. The Majority Lenders by notice to the Borrower may waive an existing Default or Event of Default and its consequences except a Default or Event of Default in the payment of the principal of or interest on a Note. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

     Section 6.05 Control by Majority. The Majority Lenders may direct the time, method and place of conducting any proceeding for any remedy or of exercising any power.

     Section 6.06 Rights of Lenders to Receive Payment. Notwithstanding any other provision of this Agreement, the right of any Lender to receive payment of principal of and interest on the Notes held by it, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Lender.

     Section 6.07 Incorporation of Terms of Secured Credit Agreement. Upon the payment in full of the Secured Credit Agreement and the termination of the commitments of the lenders thereunder to advance any additional funds, the covenants contained in Sections 6 and 7 thereof and the "Events of Default" and remedial provisions contained in Section 8 thereof shall be incorporated herein by reference, mutatis mutandis, as if such terms were set forth fully herein. For the avoidance of doubt, no such provisions shall exist or be incorporated herein for so long as any Indebtedness, interest or fees or any commitment to lend or furnish accommodations in the form of letters of credit shall be outstanding under the Secured Credit Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

     Section 7.01 Governing Law; Jurisdiction. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York. The parties hereto irrevocably consent and submit to the non-exclusive jurisdiction of the courts of the State of New York and the federal courts for the southern district of New York.

     Section 7.02 Notices. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by in the manner set forth in the Investors' Agreement. Except as otherwise provided in the Investors' Agreement, all communications between the parties hereto shall be deemed to have been duly given when transmitted by telecopier (upon transmittal confirmation) or personally delivered or, in the case of a mailed notice, upon the earlier of receipt or five Business Days after deposit in the U.S. mail, postage prepaid.

     Section 7.03 Indemnities and Payments.

          (a) The Borrower agrees to indemnify each Lender and its partners, members, officers, directors, employees, representatives, agents and affiliates ("Indemnified Parties") from, hold each of them harmless against, promptly upon demand pay or reimburse each of them for, and refrain from creating or asserting against any of them, any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands, causes of action, losses, liabilities, damages and reasonably incurred costs or expenses of any kind or nature whatsoever regardless of whether foreseeably caused by the ordinary negligence of any Indemnified Party (collectively the "Indemnity Matters") which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or related to (i) any actual or proposed use by the Borrower of the proceeds of any of the Term Loans made hereunder or (ii) any other aspect of this Agreement, the Notes, and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of counsel and all other reasonable expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim, but excluding herefrom all Indemnity Matters arising solely by reason of the gross negligence or willful misconduct on the part of the party to be so indemnified. To the extent that an Indemnified Party is found to have committed an act of gross negligence or willful misconduct, this contractual obligation of indemnification shall continue but shall only extend to the portion of the claim that is deemed to have occurred by reason of events other than the gross negligence or willful misconduct of the Indemnified Party.

          (b) The Borrower's obligations under this Section 7.03 shall survive any termination of this Agreement and the payment of the Notes.

          (c) If any amount becomes payable under this Section 7.03, such amount shall only be paid if the Payment Test has been satisfied; however, such payment shall not exceed the maximum amount that can be paid without causing the Payment Test to be violated by such payment; provided, that this Section 7.03(c) shall not limit or prohibit the payment of any out-of-pocket costs and expenses (including, without limitation, fees and disbursements of professionals, advisors and consultants to the Indemnified Parties) incurred by the Indemnified Parties that are indemnifiable, payable or reimbursable pursuant to Section 7.03(a), all such costs and expenses to be paid regardless of whether the Payment Test is satisfied or violated.

     Section 7.04 Amendments, Etc. No provision of this Agreement or any other Loan Documents may be amended, modified or waived without the express written consent of the Borrower and Majority Lenders, provided that no such amendment, modification or waiver of the definition of "Majority Lenders", or of Sections 2.03, 2.04, 2.05, 2.06 or 7.04 shall be effective without the consent of all of the Lenders; provided further, that no such amendment, modification or waiver shall (i) reduce the principal amount of any Note or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, or (ii) postpone the scheduled date of payment of the principal amount of any Note, or any interest thereon, on any fees payable hereunder, or postpone the scheduled date of expiration of any Note, without the written consent of each Lender affected thereby.

     Section 7.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may not be assigned, either in whole or in part, by the Borrower without the express written consent of the Majority Lenders. Any Lender may assign all or a portion of its Note to any Affiliate of such Lender or any other Person who at the time of such assignment is a shareholder (or an Affiliate of a shareholder) (on a fully diluted basis) of Holdings. No assignment by a Lender shall be valid and effective hereunder unless the assigning Lender provides five Business Days' prior written notice of such contemplated assignment to the Borrower. Upon consummation of any assignment, the assigning Lender shall immediately send to the Borrower a second written notice (an "Assignment Notice"), which shall be executed by the assigning Lender and the assignee and shall specify the closing date of the assignment, the assigning lender, the assignee and the portion of the Note being assigned. The Borrower shall maintain at its principal place of business a copy of each Assignment Notice delivered to it and a register for the recordation of the names and addresses of the Lenders, and the portions of the Notes owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). No entry may be made in the Register unless the Borrower has received a properly executed and completed Assignment Notice. The entries in the Register shall be conclusive, absent manifest error, and the Borrower and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement notwithstanding notice to the contrary. The Register shall be available for inspection by any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon receipt of a duly executed and completed Assignment Notice, the Borrower shall accept such Assignment Notice and record the information contained therein in the Register and will provide prompt written notice to all the Lenders of the effectiveness of such assignment. No assignment shall be effective for purposes of this Agreement unless (i) five Business Days' prior written notice is given to Borrower and (ii) such assignment is recorded in the Register as provided in this paragraph.

     Section 7.06 Invalidity. In the event that any one or more of the provisions contained in any Note, this Agreement or in any other Loan Document shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of such Note, this Agreement or any other Loan Document.

     Section 7.07 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

     Section 7.08 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

     Section 7.09 No Oral Agreements. THIS WRITTEN AGREEMENT, THE NOTES AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF

PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     Section 7.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR TO DEFEND ANY RIGHTS UNDER THIS AGREEMENT, ANY NOTE OR ANY OTHER LOAN DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OTHER LOAN DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     Section 7.11 Representation of Counsel. Each party hereto acknowledges that Vinson & Elkins L.L.P. has represented the Borrower in the course of negotiating and preparing this Agreement and the other Loan Documents and that each party has been afforded the opportunity to engage its own counsel.

     Section 7.12 Allocation for Tax Purposes. Each party hereto (including, without limitation, Holdings and the Borrower) agrees that, for tax purposes, 66.7% of the Term Loan advanced by it will be deemed to be the issue price of the Note and the remaining 33.3% will be deemed to be consideration for the purchase of the related Warrant. Each party hereto agrees that it will not take any position inconsistent with such allocation on any tax return.

     Section 7.13 Existence; Good Standing; Class B Shares. Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, no default, violation or breach shall be deemed to have occurred under this Agreement or any other Loan Document the extent arising from (i) the failure of Doane/Windy Hill Joint Venture L.L.C. to be validly existing under the laws of the state of Texas or in good standing in any state or (ii) the failure of Holdings to have a sufficient number of shares of its Class B Common Stock authorized for issuance to enable Holdings to reserve and issue shares of its Class B Common Stock upon exercise of the Warrants.

                            [Signature pages follow.]

     The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                          DOANE PET CARE ENTERPRISES, INC.

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________



                                          DOANE PET CARE COMPANY

                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                          LENDERS:

                                          [_________________________________]



                                          By: __________________________________
                                          Name: ________________________________
                                          Title: _______________________________

                                  SCHEDULE 2.01

                    AMOUNTS OF TERM LOANS AND WARRANT SHARES

Initial Lenders:

             Name of Lender                          Principal Amount                           Warrant Shares*
             --------------                          ----------------                           --------------
Richard A. Hannasch                                        $70,000                                  31,893
Thomas R. Heidenthal                                      $150,000                                  68,343
Philip K. Woodlief                                         $50,000                                  22,781
Scott C. Viebranz                                          $50,000                                  22,781
Douglas Jon Cahill                                        $100,000                                  45,562
David Horton                                               $50,000                                  22,781
Bruckmann Rosser Sherrill & Co II LP                   $755,737.97                                 344,330
Julie Frist                                                $987.47                                     450
Summit/DPC Partners, L.P.                              $ 5,000,000                               2,278,101
J. P. Morgan Partners (B.H.C.A.), L.P.                 $13,873,874                               6,321,218


Second Advance Lenders:

             Name of Lender                          Principal Amount                           Warrant Shares
             --------------                          ----------------                           --------------
Nancy A. Zweng                                           $3,765.94                                   1,716
Paul D. Kaminski                                        $14,084.80                                   6,417
Stephen C. Sherrill                                     $96,664.60                                  44,042
H. Virgil Sherrill                                      $62,771.12                                  28,600

--------

* The number of warrant shares will be increased if necessary so that, after giving effect to the warrant shares issued in connection with the Term Loans made on the Final Funding Date, the warrant shares issuable to the persons listed on this Schedule 2.01 equal 30% of the fully diluted common equity of Holdings.


                                 Schedule 2.01-1

Bruce C. Bruckmann                                      $96,664.60                                  44,042
Harold O. Rosser                                        $18,830.79                                   8,580
Bruckmann Rosser Sherrill & Co LP                    $4,586,061.82                               2,089,503
NAZ Family Partners LP                                   $2,604.77                                   1,187
BCB Family Partners LP                                   $5,397.91                                   2,459
Estate of Donald Bruckmann                              $12,554.22                                   5,720


                                 Schedule 2.01-1

                                  SCHEDULE 2.02
      INTEREST ACCRUED (PIK) AND PAYMENTS OF PRINCIPAL AND INTEREST ON NOTE

                                                                      Unpaid
                                  Amount of         Aggregate         Amount of     Principal
                 Amount of        Interest Paid     Amount of PIK     Principal     Balance of       Notation
Payment Date     PIK Interest     in Cash           Interest          Prepaid       Term Loan(1)     Made by
------------     ------------     -------------     -------------     ---------     ------------     --------

------------     ------------     -------------     -------------     ---------     ------------     --------

------------     ------------     -------------     -------------     ---------     ------------     --------

------------     ------------     -------------     -------------     ---------     ------------     --------

------------     ------------     -------------     -------------     ---------     ------------     --------

------------     ------------     -------------     -------------     ---------     ------------     --------

------------     ------------     -------------     -------------     ---------     ------------     --------

------------     ------------     -------------     -------------     ---------     ------------     --------

------------     ------------     -------------     -------------     ---------     ------------     --------

------------     ------------     -------------     -------------     ---------     ------------     --------

------------     ------------     -------------     -------------     ---------     ------------     --------

------------     ------------     -------------     -------------     ---------     ------------     --------

------------     ------------     -------------     -------------     ---------     ------------     --------

------------     ------------     -------------     -------------     ---------     ------------     --------

------------     ------------     -------------     -------------     ---------     ------------     --------

------------     ------------     -------------     -------------     ---------     ------------     --------

------------     ------------     -------------     -------------     ---------     ------------     --------

------------     ------------     -------------     -------------     ---------     ------------     --------

----------

(1) Includes accreted PIK Interest not yet paid.

                                 Schedule 2.02-1

                                  SCHEDULE 5.09

                          SUBSIDIARIES AND PARTNERSHIPS

                                                        JURISDICTION OF                  PERCENTAGE
NAME                                                    FORMATION                        OWNED
----                                                    ---------------                  ----------
DPC Investment Corp. (formerly known as Doane/Windy
Hill Joint Venture Corp.)                               Delaware                         100%

Doane Pet Care  (Europe) ApS                            Denmark                          100%

A/S Arovit Pet Food                                     Denmark                          100%

DPC International Limited                               United Kingdom                   100%

Ipes Iberica, S.A. (formerly known as Doane Pet Care    Spain                            100%
Spain, S.L.)

Doane Pet Care (UK) Limited                             United Kingdom                   100%

Arovit Petfood Deutschland G.m.b.H.                     Germany                          100%

A/S Arovit Petfood Norway                               Norway                           100%

Arovit Petfood France s.a.r.l.                          France                           100%

Arovit Petfood Italia S.R.L.                            Italy                            100%

Arovit Petfood Spain, S.A.                              Spain                            100%

Arovit Petfood UK Ltd.                                  United Kingdom                   100%

Arovit Petfood Benelux B.V.                             The Netherlands                  100%

Carat Tiernahrungsgesellschaft m.b.H.                   Austria                          100%

Pyramid Pet Equipment ApS                               Denmark                          100%

Doane/Windy Hill Joint Venture L.L.C.                   Texas                            100%

Effeffe S.p.A                                           Italy                            50%

Doane International Pet Products LLC                    Delaware                         50%


                                  Schedule 5.09-1

                                     ANNEX 1

                                  DEFINED TERMS

     "Affiliate" means any Person controlling, controlled by or under common control with any other Person. For purposes of this definition, "control" (including "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or otherwise

     "Average Consolidated Senior Debt Ratio" means, as of the last day of any fiscal quarter, the ratio of (a) the sum of (i) the average aggregate daily principal or face amount of Consolidated Senior Debt (other than Consolidated Senior Debt of Foreign Subsidiaries) during such quarter and (ii) the average aggregate monthly principal or face amount of Consolidated Senior Debt of Foreign Subsidiaries determined as of the end of each month during such quarter to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ending on such day.

     "Agreement" means this Loan and Warrant Agreement, as the same may from time to time be amended, supplemented or modified.

     "Assignment Notice" has the meaning assigned to such term in Section 7.05.

     "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

     "Business Day" means any day other than a day on which commercial banks are authorized or required to close in Nashville, Tennessee or New York, New York.

     "Capital Lease Obligation" has the meaning assigned to such term in the Secured Credit Agreement.

     "Consolidated EBITDA" has the meaning assigned to such term in the Secured Credit Agreement.

     "Consolidated Senior Debt" has the meaning assigned to such term in the Secured Credit Agreement.

     "Contractual Obligation" has the meaning assigned to such term in the Secured Credit Agreement.

     "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

     "Default" means an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.


                                   Annex 1-1

     "Disposition" has the meaning assigned to such term in the Secured Credit Agreement.

     "Dollars" and "$" means lawful money of the United States of America.

     "Event of Default" has the meaning assigned to that term in Section 6.01.

     "Excess Liquidity" means, as of any Payment Date, the Revolving Commitment then in effect under the Secured Credit Agreement minus (i) the amount of the Revolving Extensions of Credit (as defined in the Secured Credit Agreement) as of such Payment Date, (ii) $35,000,000 and (iii) interest accrued and unpaid for the preceding fiscal quarter to the extent required to be paid in cash on such Payment Date on the unpaid principal of the Notes (including interest on the PIK Interest which has been capitalized on a previous Payment Date as principal).

     "Final Advance Lenders" means each Lender which after the date of the Agreement executes a Supplement pursuant to which it agrees to make a Term Loan to the Borrower on or before May 15, 2001, in the principal amount set forth in such Lender's Supplement.

     "Final Funding Date" means the date on or prior to May 15, 2001 on which each of the conditions set forth in Section 4.03 shall have been satisfied.

     "Final Maturity Date" means March 31, 2007, unless sooner accelerated pursuant to Section 6.02.

     "Foreign Subsidiary" has the meaning assigned to such term in the Secured Credit Agreement.

     "Funding Date" means any or all of the Initial Funding Date, the Second Funding Date and/or the Final Funding Date, as the context may require.

     "GAAP" means generally accepted accounting principals consistently applied.

     "Governmental Authority" has the meaning assigned to such term in the Secured Credit Agreement.

     "Guarantee Obligations" has the meaning assigned to such term in the Second Credit Agreement.

     "Guarantors" means all Subsidiaries of the Borrower that are guarantors under the Senior Subordinated Note Indenture.

     "Guaranty Agreement" means an agreement executed by the Guarantors in form and substance reasonably satisfactory to the Lenders guarantying unconditionally payment of the Indebtedness.

     "Holdings" means Doane Pet Care Enterprises, Inc., a Delaware corporation.

     "Indebtedness" has the meaning assigned to such term in the Secured Credit Agreement.

     "Indemnified Parties" has the meaning assigned to that term in Section
7.03.


                                   Annex 1-2

     "Indemnity Matters" has the meaning assigned to that term in Section 7.03.

     "Initial Lenders" means the Lenders signatory to this Agreement as of the date of the Agreement required to make a Term Loan to the Borrower on the Initial Funding Date in the principal amount set forth opposite such Lender's name on Schedule 2.01 hereto.

     "Initial Funding Date" means the date of this Agreement or such other date on which each of the conditions set forth in Section 4.01 shall have been satisfied.

     "Interest Expense" means, for any period, total interest expense paid in cash on Indebtedness of the Borrower and its Subsidiaries during such period, determined on a consolidated basis in accordance with GAAP.

     "Interest Rate" means, for any day, a rate per annum equal to 15%; provided that past due principal and interest shall bear interest at a rate per annum equal to 17%.

     "Investors' Agreement" has the meaning assigned to such term in the Secured Credit Agreement.

     "Liens" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "Loan Document" means this Agreement, the Notes, the Warrants, the Guaranty Agreement, and any and all other agreements or instruments now or hereafter executed and delivered by the Borrower, any Guarantor or any other Person in connection with, or as security for the payment or performance of, the Notes, or this Agreement, as such agreements may be amended or supplemented from time to time.

     "Loan Party" means any or each of Holdings, the Borrower and the Guarantors, individually or collectively, as the context may require.

     "Majority Lenders" means, at any time while Notes are outstanding, the Lenders having greater than 50% of the principal amounts outstanding.

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, property, operations, condition (financial or otherwise) or prospects of Holdings, the Borrower and its Restricted Subsidiaries taken as a whole or (b) the validity or enforceability of any material provision of this Agreement or any of the other Loan Documents or the rights or remedies of the Lenders hereunder or thereunder.

     "Net Cash Proceeds" has the meaning assigned to such term in the Secured Credit Agreement.


                                   Annex 1-3

     "Notes" means any Note in substantially the form of Exhibit A hereto executed by the Borrower in connection with this Agreement and all renewals, extensions and rearrangements thereof.

     "Payment Date" means (a) the tenth Business Day after the date on which financial statements of the Borrower for the preceding fiscal quarter are prepared and filed with the Securities and Exchange Commission or (b) at any time the Borrower is not required to file financial statements with the Securities and Exchange Commission, the 90th day following the end of each fiscal quarter of the Borrower.

     "Payment Test" has been met if:

     (a) no default or event of default shall have occurred and be continuing, or will occur as a result of such payment, under the Secured Credit Agreement;

     (b) the Borrower shall have an Average Consolidated Senior Debt Ratio, determined as at the last day of each of the two most recent fiscal quarters prior to the date of such payment for which financial statements are available calculated on a pro forma basis as if such payment proposed to be made on a Payment Date had been made on the first day of the first quarter of such two consecutive quarters, of no greater than 2.75:1.00; and

     (c) after giving effect to any proposed payment of principal of and/or interest on the Notes, the sum of (i) cash on hand (determined as at the last day of the most recent fiscal quarter prior to the date of such payment based upon the most recent financial statements available) plus (ii) the aggregate unused amount of the Revolving Commitments then in effect (as defined in the Secured Credit Agreement) (excluding the portion (if any) of the Revolving Commitments that may not be borrowed at such time by reason of the last sentence of Section 2.4(a) of the Secured Credit Agreement, unless such amount would become available as of the date of such payment as a result of the occurrence of the Revolving Commitment Suspension Termination Date (as defined in the Secured Credit Agreement)) would be at least $35,000,000.

     "Person" means any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.

     "PIK Interest" has the meaning set forth in Section 2.04(a).

     "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

     "Register" has the meaning assigned to such term in Section 7.05.

     "Requirement of Law" has the meaning assigned to such term in the Secured Credit Agreement.

     "Restricted Subsidiary" has the meaning assigned to such term in the Secured Credit Agreement.


                                   Annex 1-4

     "Revolving Commitment" has the meaning assigned to such term in the Secured Credit Agreement.

     "Second Advance Lenders" means the Lenders signatory to this Agreement as of the date of the Agreement required to make a Term Loan to the Borrower on the Second Funding Date in the principal amount set forth opposite such Lender's name on Schedule 2.01 hereto.

     "Second Funding Date" means a date no later than 15 days after the date of this Agreement.

     "Secured Credit Agreement" means the Amended and Restated Credit Agreement, dated as of May 8, 2000, among Holdings, the Borrower, the several banks and other financial institutions or entities from time to time parties thereto, and The Chase Manhattan Bank, as administrative agent (as may be amended, waived, restated or modified from time to time).

     "Securities Act" has the meaning assigned to such term in Section 3.02(a).

     "Senior Subordinated Note Indenture" means that certain Indenture dated as of November 12, 1998 between the Borrower, as issuer and Wilmington Trust Company, as trustee, as amended, pursuant to which the Borrower has issued its $150,000,000 9-3/4% Senior Subordinated Notes due 2007.

     "Solvent" has the meaning assigned to such term in the Secured Credit Agreement.

     "Subsidiary" means, as to any Person, any other Person of which at least a majority of the outstanding shares of stock or similar ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar governing body of such other Person (irrespective of whether or not at the time stock or similar ownership interests of any other class or classes of such other Person shall have or might have voting power by reason of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more of its Subsidiaries. Unless otherwise indicated, references to Subsidiaries are Subsidiaries of the Borrower.

     "Supplement" means a Supplement to this Agreement in substantially the form of Exhibit D.

     "Term Loan Obligations" means the unpaid principal of and interest on (including interest accruing after the maturity of the Term Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Term Loans and all other obligations and liabilities of the Borrower to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arises under, out of, or in connection with, this Agreement, any Note, any other Loan Document or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs or expenses (including all fees, charges and disbursements of counsel to any Lender that are required to be paid by the Borrower pursuant hereto or pursuant to any other Loan Document) or otherwise.


                                   Annex 1-5

     "Term Loans" means any loan made by any Lender pursuant to this Agreement.

     "Warrants" means any warrant in substantially the form of Exhibit B hereto issued to the Lenders in connection with this Agreement to purchase Class A Common Stock or, if elected by any Lender, Class B Common Stock of Holdings.


                                   Annex 1-6

                                    EXHIBIT A

                                    [FORM OF]
                                      NOTE

                             DOANE PET CARE COMPANY

     THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID") AS DEFINED BY
     SECTION 1273(a)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. THE FOLLOWING INFORMATION IS PROVIDED PURSUANT TO THE INFORMATION REPORTING REQUIREMENTS SET FORTH IN TREASURY REGULATION 1.1275-3.

     THE ISSUE PRICE OF THIS DEBT INSTRUMENT IS $ [ ___________ ]. THE AMOUNT OF OID ON THIS DEBT INSTRUMENT IS $[ _____________ ]. THE ISSUE DATE OF THIS DEBT INSTRUMENT IS ____________, 2001. THE PER ANNUM YIELD TO MATURITY OF THIS DEBT INSTRUMENT IS [ ]% COMPOUNDED QUARTERLY.

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER EITHER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR APPLICABLE STATE SECURITIES LAWS (THE "STATE ACTS"), AND SHALL NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED (WHETHER OR NOT FOR CONSIDERATION) BY THE HOLDER EXCEPT BY REGISTRATION OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UPON THE ISSUANCE TO THE COMPANY OF A FAVORABLE OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER SHALL NOT BE A VIOLATION OF THE 1933 ACT AND THE STATE ACTS.

$__________________                                            ___________, 200_

     Doane Pet Care Company, a Delaware corporation (the "Borrower"), promises and agrees to pay on the Final Maturity Date, to the order of ____________________ (the "Lender") at its offices at
____________________________, in United States Dollars, the principal sum of $_________________, or so much thereof as may be outstanding hereunder.

     All capitalized terms which are used but not defined in this Note shall have the same meanings as in the Loan and Warrant Agreement, dated March 26, 2001, among the Borrower and the lenders party thereto (including the Lender) (such Loan and Warrant Agreement, together with all amendments or supplements thereto, being the "Loan and Warrant Agreement").

     In addition to the principal sum referred to in the first paragraph of this Note, the Borrower also agrees to pay interest on the principal sum (including any portion of the principal


                                  Exhibit A-1
sum attributable to PIK Interest capitalized as principal) advanced and remaining from time to time unpaid hereon from the date of advance until paid in full at the Interest Rate.

     Accrued interest is due and payable quarterly on each Payment Date as set forth in the Loan and Warrant Agreement, provided that if the Payment Test has not been met, such interest shall be capitalized as contemplated by Section 2.04 of the Loan and Warrant Agreement. PIK Interest shall, to the extent permitted by law, bear interest at the Interest Rate.

     All payments of interest shall be computed on the per annum basis of a year of 360 days and for the actual number of days (including the first day but excluding the last day) elapsed.

     The Borrower shall prepay the principal amount of this Note outstanding as set forth in Section 2.03(a) of the Loan and Warrant Agreement, and in the event of any such notice being given, the amount so notified shall be due and payable on the said day, together with accrued interest thereon (including PIK Interest) to the date of prepayment.

     The Borrower is hereby authorized to record all payments and prepayments hereunder on account of principal and interest on the schedule for this Note kept at the offices of the Borrower, such schedule being made a part hereof for all purposes, and to provide continuations to such schedule as may be necessary.

     Each payment and prepayment made by the Borrower under this Note shall be made in immediately available funds before 1:00 p.m., New York City time, on the date that such payment or prepayment is required to be made. If the date for any payment or prepayment hereunder falls on a day which is not a Business Day, then for all purposes of this Note the same shall be deemed to have fallen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest.

     The Borrower and any and each co-maker, guarantor, accommodation party, endorser or other Person liable for the payment or collection of this Note expressly waive demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, notice of acceleration, bringing of suit, and diligence in taking any action to collect amounts called for hereunder and in the handling of Property at any time existing as security in connection herewith, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

     If default is made in the payment of this Note (whether of principal, interest or other amounts) when due (regardless of how the maturity of this Note may be brought about) and the same is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in bankruptcy, probate, receivership, or other judicial proceedings for the establishment or collection of any amount called for hereunder, or any amount payable or to be payable hereunder is collected through any such proceedings, the Borrower agrees and is also to pay to the owner and holder of this Note the reasonable attorneys' fees incurred by the holder in connection therewith.

     This Note is issued pursuant to and is entitled to the benefits of the Loan and Warrant Agreement. Reference is made to the Loan and Warrant Agreement for


                                  Exhibit A-2
provisions for the acceleration of the maturity hereof on the occurrence of certain events specified therein and for all other pertinent purposes.

     This Note may not be transferred or assigned except in compliance with
Section 7.05 of the Loan and Warrant Agreement.


                                       DOANE PET CARE COMPANY


                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:


                                   Exhibit A-3

                                    EXHIBIT B

                                     FORM OF
                                     WARRANT

                        DOANE PET CARE ENTERPRISES, INC.

                      WARRANT FOR THE PURCHASE OF SHARES OF

                COMMON STOCK OF DOANE PET CARE ENTERPRISES, INC.

     NO. __                                                  WARRANT TO PURCHASE
                                                              ___________ SHARES


     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER, VOTING AND OTHER MATTERS AS SET FORTH IN THE INVESTORS' AGREEMENT (AS HEREIN DEFINED), COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM THE COMPANY.

     FOR VALUE RECEIVED, DOANE PET CARE ENTERPRISES, INC., a Delaware corporation (the "Company"), hereby certifies that ___________________________________, its successor or permitted assigns (the
"Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at the times specified herein _______ fully paid and non-assessable shares of Common Stock of the Company at a purchase price per share equal to the Exercise Price (as hereinafter defined). The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth.

     (a) DEFINITIONS. (1) The following terms, as used herein, have the following meanings:

     "1995 WARRANTS" means the warrants issued by Doane Pet Care Enterprises, Inc. on October 5, 1995 to certain purchasers of preferred stock of Doane Pet Care Company in connection with the leveraged buyout of the Company and its then existing subsidiaries, which warrants are exercisable for a nominal exercise price into an aggregate of 5,417,912 shares of common stock of the Company, subject to adjustment as provided therein.

     "AFFILIATE" shall have the meaning given to such term in rule 12b-2 promulgated under the Securities and Exchange Act of 1934, as amended.


                                  Exhibit B-1

     "BANK HOLDING COMPANY AFFILIATE" shall have the meaning assigned to such term in the Investors' Agreement.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

     "CLOSING DATE" means the date of the closing under the Loan and Warrant Agreement dated as of March 23, 2001 among the Company, Doane Pet Care Company and the Lenders thereto.

     "COMMON STOCK" means the Class A Common Stock, par value $0.0001 per share, of the Company ("CLASS A COMMON STOCK"), the Class B Common Stock, par value $0.0001 per share, of the Company ("CLASS B COMMON STOCK") and other capital stock of the Company that is not preferred as to liquidation or dividends.

     "CURRENT MARKET PRICE PER COMMON SHARE" has the meaning given such term in paragraph (h)(6) hereof.

     "DULY ENDORSED" means duly endorsed in blank by the Person or Persons in whose name a stock certificate is registered or accompanied by a duly executed stock assignment separate from the certificate with the signature(s) thereon guaranteed by a commercial bank or trust company or a member of a national securities exchange or of the National Association of Securities Dealers, Inc.

     "EXERCISE PRICE" means $0.01 per Warrant Share, such Exercise Price to be adjusted from time to time as provided herein.

     "EXPIRATION DATE" means April 1, 2013 at 5:00 p.m. New York City time.

     "FAIR MARKET VALUE" means, with respect to one share of Common Stock on any date, the Current Market Price Per Common Share.

     "INITIAL PUBLIC OFFERING" shall have the meaning assigned to such term in the Investors' Agreement.

     "INVESTORS' AGREEMENT" means the Second Amended and Restated Investors' Agreement dated as of March 26, 2001 among the Company, Doane Pet Care Company, Summit Capital Inc., Summit/DPC Partners, L.P., DLJ Merchant Banking Partners, L.P., DLJ International Partners, C.V., DLJ Offshore Partners, C.V., DLJ Merchant Banking Funding, Inc. and the shareholders listed on the signature pages thereto, as amended and restated from time to time.

     "LENDERS" shall have the meaning assigned to such term in the Loan and Warrant Agreement.

     "LOAN AND WARRANT AGREEMENT" means the Loan and Warrant Agreement dated March 26, 2001 among the Company, Doane Pet Care Company and the Persons signatory thereto.


                                  Exhibit B-2

     "PERSON" means an individual, partnership, corporation, trust, joint stock company, association, joint venture, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PRINCIPAL HOLDER" means the original Holder of this Warrant on the date of issue, or if such original Holder so elects, any transferee of all or any portion of this Warrant whom such original Holder shall have designated by written notice to the Company as the successor Principal Holder. Any successor Principal Holder designated pursuant to the immediately preceding sentence shall also have the right upon any subsequent transfer to designate a successor Principal Holder in the manner described above.

     "REGULATION Y" shall have the meaning assigned to such term in the Investors' Agreement.

     "SHAREHOLDERS" shall have the meaning assigned to such term in the Investors' Agreement.

     "TRANSFER" shall have the meaning assigned to such term in the Investors' Agreement.

     "WARRANTS" means the warrants issued to the Lenders under the Loan and Warrant Agreement in connection with the Term Loans made by the Lenders pursuant to such agreement.

     "WARRANT SHARES" means the shares of Common Stock deliverable upon exercise of this Warrant, as adjusted from time to time.

     (2) Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Investors' Agreement.

     (b) EXERCISE OF WARRANT.

          (1) The Holder is entitled to exercise this Warrant in whole or in part at any time, or from time to time, until the Expiration Date or, if such day is not a Business Day, then on the next succeeding day that shall be a Business Day. At the election of the Holder of this Warrant, the Common Stock issuable upon exercise thereof may be either Class A Common Stock or Class B Common Stock or any combination thereof. To exercise this Warrant, the Holder shall execute and deliver to the Company a Warrant Exercise Notice substantially in the form annexed hereto. No earlier than ten days after delivery of the Warrant Exercise Notice, the Holder shall deliver to the Company this Warrant Certificate, including the Warrant Exercise Subscription Form forming a part hereof duly executed by the Holder, together with payment of the applicable Exercise Price, provided however, that in connection with a public offering of the Common Stock, a Holder may deliver the Warrant Exercise Notice, the Warrant Exercise Subscription Form and this Warrant Certificate to the Company simultaneously. Upon such delivery and payment, the Holder shall be deemed to be the holder of record of the Warrant Shares subject to such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the


                                  Exhibit B-3

     Holder. Notwithstanding anything herein to the contrary, in lieu of payment of the applicable Exercise Price, the Holder may elect to receive upon exercise of this Warrant, the number of Warrant Shares reduced by a number of shares of Common Stock having the aggregate Fair Market Value equal to the aggregate Exercise Price for the Warrant Shares.

          (2) The Exercise Price may be paid in cash or by certified or official bank check or bank cashier's check payable to the order of the Company or by any combination of such cash or check. The Company shall pay any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

          (3) If the Holder exercises this Warrant in part, this Warrant Certificate shall be surrendered by the Holder to the Company and a new Warrant Certificate of the same tenor and for the unexercised number of Warrant Shares shall be executed by the Company. The Company shall register the new Warrant Certificate in the name of the Holder or in such name or names of its transferee pursuant to paragraph (f) hereof as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

          (4) Upon surrender of this Warrant Certificate in conformity with the foregoing provisions, the Company shall transfer to the Holder of this Warrant Certificate appropriate evidence of ownership of the shares of Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, the name or names of the Holder or such transferee as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in paragraph (e) below.

          (5) If a Holder is subject to the provisions of Regulation Y, such Holder shall not, and shall not permit any of its Bank Holding Company Affiliates to, exercise this Warrant if, after giving effect to such exercise, (i) such Holder and its Bank Holding Company Affiliates would own more than 5% of the total issued and outstanding shares of Class A Common Stock or (ii) such Holder would be deemed under Regulation Y to have the power to exercise, directly or indirectly, a controlling influence over the management or policies of, or would otherwise control, the Company (and for purposes of this clause (ii), a reasoned opinion of counsel to Holder (which is based on facts and circumstances deemed appropriate by such counsel) to the effect that such Holder does not so control the Company shall be conclusive).

     (c) RESTRICTIVE LEGEND. Certificates representing shares of Common Stock issued pursuant to this Warrant shall bear a legend substantially in the form of the legend set forth on the first page of this Warrant Certificate to the extent that and for so long as such legend


                                  Exhibit B-4
is required pursuant to the Investors' Agreement and such other legend as the Investors' Agreement requires.

     (d) RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of its authorized but unissued shares of Class A Common Stock or Class B Common Stock or other securities of the Company from time to time issuable upon exercise of this Warrant as will be sufficient to permit the exercise in full of this Warrant. All such shares shall be duly authorized and, when issued and paid for upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights, except to the extent set forth in the Investors' Agreement.

     (e) FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant and in lieu of delivery of any such fractional share upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the Current Market Price Per Common Share at the date of such exercise.

     The Company further agrees that it will not change the par value of the Common Stock from par value $.0001 per share to any higher par value which exceeds the Exercise Price then in effect, and will reduce the par value of the Common Stock upon any event described in paragraph (h) that (i) provides for an increase in the number of shares of Common Stock subject to purchase upon exercise of this Warrant, in inverse proportion to and effective at the same time as such number of shares is increased, but only to the extent that such increase in the number of shares, together with all other such increases after the date hereof, causes the aggregate Exercise Price of all Warrants (without giving effect to any exercise thereof) to be greater than the aggregate par value of all shares issuable upon exercise of the Warrants or (ii) would, but for this provision, reduce the Exercise Price below the par value of the Common Stock.

     (f) EXCHANGE, TRANSFER OR ASSIGNMENT OF WARRANT.

          (1) This Warrant and the Warrant Shares are subject to the provisions of the Investors' Agreement, including the restrictions on transfer. Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that the registered holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby. The Holder, by its acceptance of this Warrant, will be subject to the provisions of, and will have the benefits of, the Investors' Agreement to the extent set forth therein, including the transfer restrictions and the registration rights included therein.

          (2) Subject to compliance with the transfer restrictions set forth in the Investors' Agreement, upon surrender of this Warrant to the Company, together with the attached Warrant Assignment Form duly executed, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee or


                                  Exhibit B-5
     assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder and this Warrant shall promptly be canceled.

     (g) LOSS OR DESTRUCTION OF WARRANT. Upon receipt by the Company of evidence satisfactory to it (in the exercise of its reasonable discretion) of the loss, theft, destruction or mutilation of this Warrant Certificate, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant Certificate, if mutilated, the Company shall execute and deliver a new Warrant Certificate of like tenor and date.

     (h) ANTI-DILUTION PROVISIONS. The Exercise Price of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this paragraph (h); provided that notwithstanding anything to the contrary contained herein, the Exercise Price shall not be less than the par value of the Common Stock, as such par value may be reduced from time to time in accordance with paragraph (e).

          (1) In case the Company shall at any time after the date hereof (i) declare a dividend or make a distribution on Common Stock payable in Common Stock, (ii) subdivide or split the outstanding Common Stock, (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, split, combination or reclassification shall be proportionately adjusted so that, giving effect to paragraph (h)(9), the exercise of this Warrant after such time shall entitle the holder to receive the aggregate number of shares of Common Stock or other securities of the Company (or shares of any security into which such shares of Common Stock have been reclassified pursuant to clause (iii) or (iv) above) which, if this Warrant had been exercised immediately prior to such time, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, split, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur.

          (2) In case the Company shall issue or sell any Common Stock (other than Common Stock issued (I) upon exercise of the 1995 Warrants or any of the Warrants, (II) pursuant to any Common Stock related employee compensation plan of the Company approved by the Company's Board of Directors, or (III) upon exercise or conversion of any security the issuance of which caused an adjustment under paragraphs (h)(3) or (h)(4) hereof), in each case, without consideration or for a consideration per share less than the Current Market Price Per Common Share, the Exercise Price to be in effect after such issuance or sale shall be determined by multiplying the Exercise Price in effect immediately prior to such issuance or sale by a fraction, the numerator of which shall be the sum of


                                  Exhibit B-6

     (x) the number of shares of Common Stock outstanding immediately prior to the time of such issuance or sale multiplied by the Current Market Price Per Common Share immediately prior to such issuance or sale and (y) the aggregate consideration, if any, to be received by the Company upon such issuance or sale, and the denominator of which shall be the product of the aggregate number of shares of Common Stock outstanding immediately after such issuance or sale and the Current Market Price Per Common Share immediately prior to such issuance or sale. In case any portion of the consideration to be received by the Company shall be in a form other than cash, the fair market value of such noncash consideration shall be utilized in the foregoing computation. Such fair market value shall be determined by the Board of Directors of the Company; provided that if the Principal Holder shall object to any such determination, the Board of Directors shall retain an independent appraiser reasonably satisfactory to the Principal Holder to determine such fair market value. The Holder shall be notified promptly of any consideration other than cash to be received by the Company and furnished with a description of the consideration and the fair market value thereof, as determined by the Board of Directors.

          (3) In case the Company shall fix a record date for the issuance of rights, options or warrants to the holders of its Common Stock or other securities entitling such holders to subscribe for or purchase for a period expiring within 60 days of such record date shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price Per Common Share on such record date, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants (or conversion of such convertible securities) shall be deemed to have been issued and outstanding as of such record date and the Exercise Price shall be adjusted pursuant to paragraph (h)(2) hereof, as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (h)(2) hereof. Such adjustment shall be made successively whenever such record date is fixed; and in the event that such rights, options or warrants are not so issued or expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options or warrants are entitled (other than pursuant to adjustment provisions therein which are no more favorable in their entirety than those contained in this paragraph (h)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, in the former event, or the Exercise Price which would then be in effect if such holder had initially been entitled to such changed number of shares of Common Stock, in the latter event.


                                  Exhibit B-7

          (4) In case the Company shall sell or issue rights, options (other than options issued pursuant to a plan described in clause (II) of paragraph (h)(2)) or warrants (other than the 1995 Warrants and the Warrants) entitling the holders thereof to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) or shall issue convertible securities, and the price per share of Common Stock of such rights, options, warrants or convertible securities (including, in the case of rights, options or warrants, the price at which they may be exercised) is less than the Current Market Price Per Common Share, the maximum number of shares of Common Stock issuable upon exercise of such rights, options or warrants or upon conversion of such convertible securities shall be deemed to have been issued and outstanding as of the date of such sale or issuance, and the Exercise Price shall be adjusted pursuant to paragraph (h)(2) hereof as though such maximum number of shares of Common Stock had been so issued for an aggregate consideration equal to the aggregate consideration paid for such rights, options, warrants or convertible securities and the aggregate consideration payable by the holders of such rights, options, warrants or convertible securities prior to their receipt of such shares of Common Stock. In case any portion of such consideration shall be in a form other than cash, the fair market value of such noncash consideration shall be determined as set forth in paragraph (h)(2) hereof. Such adjustment shall be made successively whenever such rights, options, warrants or convertible securities are issued; and in the event that such rights, options or warrants expire unexercised, or in the event of a change in the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled (other than pursuant to adjustment provisions therein which are no more favorable in their entirety than those contained in this paragraph (h)), the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such rights, options, warrants or convertible securities had not been issued, in the former event, or the Exercise Price which would then be in effect if such holders had initially been entitled to such changed number of shares of Common Stock, in the latter event. No adjustment of the Exercise Price shall be made pursuant to this paragraph (h)(4) to the extent that the Exercise Price shall have been adjusted pursuant to paragraph (h)(3) upon the setting of any record date relating to such rights, options, warrants or convertible securities and such adjustment fully reflects the number of shares of Common Stock to which the holders of such rights, options, warrants or convertible securities are entitled and the price payable therefore.

          (5) In case the Company shall fix a record date for the making of a distribution to holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash, assets or other property (other than dividends payable in Common Stock or rights, options or warrants referred to in, and for which an adjustment is made pursuant to, paragraph (h)(3) hereof), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current


                                  Exhibit B-8

     Market Price Per Common Share on such record date, less the fair market value (determined as set forth in paragraph (h)(2) hereof) of the portion of the assets, cash, other property or evidence of indebtedness so to be distributed which is applicable to one share of Common Stock, and the denominator of which shall be such Current Market Price Per Common Share. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

          (6) For the purpose of any computation under paragraph (e) or paragraph (h)(2), (3), (4) or (5) hereof, on any determination date (i) on or prior to the Company's initial public offering, the Current Market Price Per Common Share shall, subject to the penultimate sentence of this paragraph (h)(6), be the fair market value per share of the applicable class of Common Stock as reasonably determined by the Board of Directors of the Company, and (ii) after the Company's initial public offering, the Current Market Price Per Common Share shall be deemed to be the average (weighted by daily trading volume) of the Daily Prices (as defined below) per share of the applicable class of Common Stock for the 20 consecutive trading days ending three days prior to such date. "Daily Price" means (1) if the shares of such class of Common Stock then are listed and traded on the New York Stock Exchange, Inc. ("NYSE"), the closing price on such day as reported on the NYSE Composite Transactions Tape; (2) if the shares of such class of Common Stock then are not listed and traded on the NYSE, the closing price on such day as reported by the principal national securities exchange on which the shares are listed and traded; (3) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange, the last reported sale price on such day on the National Market of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"); (4) if the shares of such class of Common Stock then are not listed and traded on any such securities exchange and not traded on the NASDAQ National Market, the average of the highest reported bid and lowest reported asked price on such day as reported by NASDAQ; or (5) if such shares are not listed and traded on any such securities exchange, not traded on the NASDAQ National Market and bid and asked prices are not reported by NASDAQ, then the average of the closing bid and asked prices, as reported by The Wall Street Journal for the over-the-counter market. If on any determination date the shares of such class of Common Stock are not quoted by any such organization, the Current Market Price Per Common Share shall be the fair market value of such shares on such determination date as determined by the Board of Directors, without regard to considerations of the lack of liquidity, applicable regulatory restrictions or any of the transfer restrictions or other obligations imposed on such shares set forth in the Investors' Agreement. If the Principal Holder shall object to any determination by the Board of Directors of the Current Market Price Per Common Share, the Current Market Price Per Common Share shall be the fair market value per share of the applicable class of Common Stock as determined by an independent appraiser retained by the Company at its expense and reasonably


                                  Exhibit B-9
     acceptable to the Principal Holder. For purposes of any computation under this paragraph (h), the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company.

          (7) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; provided that any adjustments which by reason of this paragraph
     (h)(7) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph
     (h) shall be made to the nearest one tenth of a cent or to the nearest hundredth of a share, as the case may be.

          (8) In the event that, at any time as a result of the provisions of this paragraph (h), the holder of this Warrant upon subsequent exercise shall become entitled to receive any shares of capital stock or other securities of the Company other than Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall thereafter be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions contained herein.

          (9) Upon each adjustment of the Exercise Price as a result of the calculations made in paragraphs (h)(1), (2), (3), (4) or (5) hereof, the number of shares for which this Warrant is exercisable immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of shares of Common Stock obtained by (i) multiplying the number of shares covered by this Warrant immediately prior to this adjustment of the number of shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

          (10) The Company shall notify all Holders of the fixing of a record date for the purpose of payment of a cash dividend to holders of Common Stock as soon as reasonably practicable, but in no event less than 20 days prior to any such record date.

          (11) Not less than 10 nor more than 30 days prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this paragraph (h), the Company shall forthwith file in the custody of this Secretary or an Assistant Secretary at its principal executive office and with its stock transfer agent or its warrant agent, if any, an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for


                                  Exhibit B-10
     inspection by the Holder or any holder of a Warrant executed and delivered pursuant to paragraph (f) and the Company shall, forthwith after each such adjustment, mail a copy, by first-class mail, of such certificate to the Holder.

          (12) The Holders shall, upon occurrence of a Majority Election (as defined below), be entitled to receive, in lieu of the adjustment pursuant to this paragraph (h) otherwise required as a result of a dividend or other distribution, (x) in the case of a cash dividend, at the time of payment of such dividend to holders of Common Stock and (y) in the case of any dividend or distribution of other than cash, on the date of exercise of the Warrants, the cash or the evidences of indebtedness, other securities, property or other assets, as the case may be, which such Holders would have been entitled to receive if they had exercised their Warrants for shares of Common Stock immediately prior to the record date with respect to such dividend. The Holders may exercise their option under this subparagraph
     (h)(12) by delivering to the Company a written notice or notices of such exercise executed by Holders entitled to exercise Warrants covering at least a majority of the shares of Common Stock issuable under the Warrants (a "Majority Election") within 10 days of receipt of the certificate of adjustment required pursuant to subparagraph (h)(10) to be delivered by the Company in connection with such dividend. All Holders of Warrants will be bound by a Majority Election whether or not they have furnished notice as aforesaid.

     (i) CONSOLIDATION, MERGER, OR SALE OF ASSETS. In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company or of the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock for which this Warrant may have been exercised immediately prior to such consolidation, merger, sale or transfer, assuming (i) such holder of Common Stock is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("constituent Person"), or an Affiliate of a constituent Person and (ii) in the case of a consolidation merger, sale or transfer which includes an election as to the consideration to be received by the holders, such holder of Common Stock failed to exercise its rights of election, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this paragraph (i) the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Adjustments for events subsequent to the effective date of such a consolidation, merger and sale of assets shall


                                  Exhibit B-11
be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. In any such event, effective provisions shall be made in the certificate or articles of incorporation of the resulting or surviving corporation, in any contract of sale, conveyance, lease or transfer, or otherwise so that the provisions set forth herein for the protection of the rights of the Holder shall thereafter continue to be applicable; and any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon exercise, such shares of stock, other securities, cash and property. The provisions of this paragraph (i) shall similarly apply to successive consolidations, mergers, sales, leases or transfers.

     (j) NOTICES. Any notice, demand or delivery authorized by this Warrant Certificate shall be in writing and shall be given to the Holder or the Company as the case may be, at its address (or telecopier number) set forth below, or such other address (or telecopier number) as shall have been furnished to the party giving or making such notice, demand or delivery:

If to the Company:        Doane Pet Care Enterprises, Inc.
                          210 Westwood Place South, Suite 300
                          Brentwood, TN 37027
                          Attn: Chief Financial Officer

If to the Holder:         To the most recent address and telecopy
                          number reflected in the books and records of the Company.

Each such notice, demand or delivery shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified herein and the intended recipient confirms the receipt of such telecopy or (ii) if given by any other means, when received at the address specified herein.

     (i) RIGHTS OF THE HOLDER. Prior to the exercise of any Warrant, the Holder shall not, by virtue hereof, be entitled to any rights of a shareholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to receive any notice of meetings of shareholders or any notice of any proceedings of the Company except as may be specifically provided for herein.

     (l) GOVERNING LAW. THIS WARRANT CERTIFICATE AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED AND DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AND THE PERFORMANCE THEREOF SHALL BE GOVERNED AND ENFORCED IN ACCORDANCE WITH SUCH LAWS.

     (m) AMENDMENTS; WAIVERS. Any provision of this Warrant Certificate may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other


                                  Exhibit B-12
right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         IN WITNESS WHEREOF, the Company has duly caused this Warrant Certificate to be signed by its duly authorized officer and to be dated as of March ___, 2001.


                                    DOANE PET CARE ENTERPRISES, INC.


                                    By:
                                        ----------------------------------------
                                          Philip K. Woodlief
                                          Chief Financial Officer




                                  Exhibit B-13

                             WARRANT EXERCISE NOTICE

                (To be delivered prior to exercise of the Warrant

             by execution of the Warrant Exercise Subscription Form)


To:  Doane Pet Care Enterprises, Inc.

     The undersigned hereby notifies you of its intention to exercise the Warrant to purchase shares of Common Stock, par value $.0001 per share, of Doane Pet Care Enterprises, Inc.

     The undersigned intends to exercise the Warrant to purchase ___________ ___ Class A and/or ____ Class B shares (please check as applicable) (the "Shares") at $_______ per Share (the Exercise Price currently in effect pursuant to the Warrant). The undersigned intends to pay the aggregate Exercise Price for the Shares in cash, certified or official bank or bank cashier's check (or a combination of cash and check) as indicated below:

                                      -OR-

     The undersigned intends to exercise the Warrant to purchase _________ ___ Class A and/or ____ Class B shares (please check as applicable) (the "Shares") and wishes, in lieu of paying the Exercise Price of $___ per share currently in effect pursuant to the Warrant, to receive that number of shares reduced by a number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares.

Date:  ____________  ____, _____.


                                     -------------------------------------------
                                     (Signature of Owner)


                                     -------------------------------------------
                                     (Street Address)

                                     -------------------------------------------
                                     (City)            (State)        (Zip Code)


Payment:  $ ___________ cash
          $ ___________ check


                                  Exhibit B-14

                       WARRANT EXERCISE SUBSCRIPTION FORM

                (To be executed only upon exercise of the Warrant

                    after deliver of Warrant Exercise Notice)


To:  Doane Pet Care Enterprises, Inc.

     The undersigned irrevocably exercises the Warrant for the purchase of __________ ___ Class A or __ Class B shares (Please check as applicable) (the "Shares") of Common Stock, par value $.0001 per share, of Doane Pet Care Enterprises, Inc. (the "Company") at $____ per Share (the Exercise Price currently in effect pursuant to the Warrant) and herewith makes payment of $__________ (such payment being made in cash or by certified or official bank or bank cashier's check payable to the order of the Company or by any permitted combination of such cash or check), all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

                                      -OR-

     The undersigned irrevocably exercises the Warrant for the purchase of _________ __ Class A or __ Class B shares (Please check as applicable) (the "Shares") of Common Stock, par value $.0001 per share, of Doane Pet Care Enterprise, Inc. (the "Company") at $____ per Share (the Exercise Price currently in effect pursuant to the Warrant) (provided that in lieu of payment of $______, the undersigned will receive a number of Shares reduced by a number of shares of Common Stock having an aggregate Fair Market Value (as defined in the Warrant) equal to the aggregate Exercise Price for the Shares), all on the terms and conditions specified in the within Warrant Certificate, surrenders this Warrant Certificate and all right, title and interest therein to the Company and directs that the Shares deliverable upon the exercise of this Warrant be registered or placed in the name and at the address specified below and delivered thereto.

Date:  ____________  ____, _____.


                                     -------------------------------------------
                                     (Signature of Owner)


                                     -------------------------------------------
                                     (Street Address)

                                     -------------------------------------------
                                     (City)            (State)        (Zip Code)


                                  Exhibit B-15

Securities and/or check to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:

Any unexercised portion of the Warrant evidenced by the within Warrant Certificate to be issued to:

Please insert social security or identifying number:

Name:

Street Address:

City, State and Zip Code:


                                  Exhibit B-16

                             WARRANT ASSIGNMENT FORM


                                                        Dated ____________, ____

FOR VALUE RECEIVED, ____________________________________________________________
hereby sells, assigns and transfers unto
______________________________________________________________ (the "Assignee"),
                     (please type or print in block letters)

________________________________________________________________________________
                                (insert address)

its right to purchase up to _________ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint __________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


                                            Signature
                                                     ---------------------------


                                  Exhibit B-17

                                    EXHIBIT C

                   SUMMARY OF CHANGES TO INVESTORS' AGREEMENT

Board Composition. The new Board will consist of 7 members as follows: 2 designated by JP Morgan, 1 by Summit, 1 by DLJ, 1 by BRS, the CEO and an independent director. Bob Robinson and Walid Mansur will resign from the Board effective as of the closing of the $25 million first tranche Term Loan.

Veto Rights. Certain significant actions currently must be approved by a majority of the Board and such majority must include the DLJ representative, the Summit representative and the BRS representative. The amended provision would apply to the same list of significant actions and would also require the approval of a majority of the Board. However, the amendment would require the majority of the Board to include 1 of the JP Morgan representatives and any one of the Summit representative, the BRS representative or the DLJ representative.

Transfer Restrictions. The rights of first offer contained in the Investors' Agreement (Section 4.1) terminated as of October 5, 2000. The amended agreement would reinstate these provisions until the earlier of an initial public offering or the end of the term of the agreement (which, as described below, will be extended). The amendment would also make clear that the co-sale (tagalong) provisions of Section 4.2 will continue in force until the earlier of the dates described in the preceding sentence. The amendment would eliminate the right to transfer under Rule 144 of the Securities Act of 1933 prior to an IPO without first subjecting the transfer to the reinstated rights of first offer provisions of Section 4.1 and the tagalong provisions of Section 4.2.

Dragalong Terms. Currently, the Investors' Agreement provides that the holders of two-thirds of the Common Stock are able to require the remaining securityholders to participate in a sale of the company or the sale of all or substantially all of the assets of the company. Rather than the two-thirds approval, the amendment would empower JP Morgan together with Summit, BRS or DLJ to approve of a transaction of this nature and, upon such approval, drag along the company's other shareholders.

Preemptive Rights. All accredited investors that are parties to the Investors' Agreement have preemptive rights with respect to certain securities issued by the company. The amended agreement would only extend preemptive rights to holders who own 5% or more of the fully diluted common equity of the company.

Registration Rights. The Warrants issued in the senior unsecured notes offering would be granted registration rights that would be "senior" to existing registration rights. That is, if a cutback in registrable securities is ever required, the newly issued Warrants and common stock issued on the exercise thereof would be cutback last. The new Warrants would be given 2 demand registration rights and unlimited piggyback rights. The existing demand rights would be modified so that no holder of demand rights could require the company to effect an initial public offering unless approved by the Board representatives of JP Morgan and any one of the Summit representative, the BRS representative or the DLJ representative.

Term. The term of the agreement would be extended from August 3, 2003 to October 5, 2005.


                                   Exhibit C-1

                                    EXHIBIT D

                                    [FORM OF]
                                   SUPPLEMENT

     SUPPLEMENT, dated as of _________, 2001, is between _______________ (the
"ADDITIONAL LENDER"), Doane Pet Care Enterprises, Inc., a Delaware corporation ("HOLDINGS"), Doane Pet Care Company, a Delaware corporation ("BORROWER"), and the other Lenders party to the Loan and Warrant Agreement referred to below.

                                    RECITALS:

     WHEREAS, Holdings, Borrower and the other Persons signatory thereto (the "LENDERS"), have entered into a Loan and Warrant Agreement, dated as of March 23, 2001 (as amended, supplemented or otherwise modified from time to time, the "LOAN AND WARRANT AGREEMENT");

     WHEREAS, the Loan and Warrant Agreement contemplates additional Term Loans being made, and the Additional Lender desires to make a loan to Borrower and to become a party to the Loan and Warrant Agreement; and

     WHEREAS, the parties hereto have agreed to execute and deliver this Supplement;

     NOW, THEREFORE, IT IS AGREED:

     1. Supplement. By executing and delivering this Supplement, the Additional Lender, as provided in Section 2.01 of the Loan and Warrant Agreement, hereby
(i) agrees, subject to satisfaction of the conditions set forth in Section 4.03, to make a Term Loan to the Borrower on May 15, 2001 for the principal amount of $_______ and (ii) becomes a party to the Loan and Warrant Agreement as a Lender thereunder, with the same force and effect as if originally named therein as a Lender. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedule 2.01 of the Loan and Warrant Agreement. The Additional Lender hereby represents and warrants that each of the representations and warranties contained in Section 3.02 of the Loan and Warrant Agreement is true and correct with respect to such Additional Lender on and as of the date hereof (after giving effect to this Supplement) as if made on and as of such date.

     2. Defined Terms. Capitalized terms used but not defined herein are as defined in the Loan and Warrant Agreement.

     3. Governing Law. This Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.


                                   Exhibit D-1

     IN WITNESS WHEREOF, the undersigned has caused this Supplement to be duly executed and delivered as of the date first above written.


                                          [ADDITIONAL LENDER]

                                          By:
                                             -----------------------------------
                                               Name:
                                               Title:




                                   Exhibit D-2

                                    ANNEX 1-A

                AMOUNT OF TERM LOAN AND NUMBER OF WARRANT SHARES


     Name of Lender           Principal Amount           Warrant Shares
     --------------           ----------------           --------------

























                                   Exhibit D-3

                                    EXHIBIT E

                                    [FORM OF]
                   AMENDMENT NO. 1 TO SECURED CREDIT AGREEMENT

          AMENDMENT NO. 1 dated as of March 26, 2001 to the Credit Agreement referred to below, among DOANE PET CARE ENTERPRISES, INC., a Delaware corporation ("Holdings"), DOANE PET CARE COMPANY, a Delaware corporation (the "Borrower"), and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent").

          Holdings, the Borrower, the Lenders party thereto and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of May 8, 2000 (as amended, waived or otherwise modified and in effect immediately prior to the effectiveness of this Amendment No. 1, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower in an original aggregate principal or face amount not exceeding $410,375,000 and *82,000,000. Holdings, the Borrower, certain of the Lenders party thereto and the Administrative Agent wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

          Section 1. Definitions. Except as otherwise defined in this Amendment No. 1, terms defined in the Credit Agreement are used herein as defined therein.

          Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 5 of this Amendment No. 1, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

          2.1. References. References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Credit Agreement as amended hereby.

          2.2. Definitions. Section 1.1 of the Credit Agreement shall be amended by inserting the following definitions (or, in the case of any of the following terms that are already defined in the Credit Agreement, by amending and restating in its entirety such term to read as set forth below):

          "Amendment No. 1 Effective Date": the effective date of Amendment No. 1 to this Agreement.

          "Available Revolving Commitment": as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender's Revolving Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided that (i) in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Commitment pursuant to Section 2.8(a), the aggregate principal amount of Swingline Loans then outstanding shall be deemed to


                                   Exhibit E-1
     be zero and (ii) from and after the Amendment No. 1 Effective Date, the portion (if any) of the Revolving Commitments in excess of $60,000,000 that may not be borrowed at such time by reason of the last sentence of Section 2.4(a) shall be included in determining the Available Revolving Commitment of the Revolving Lenders for purposes of Section 2.8(a).

          "Average Consolidated Senior Debt Ratio": as of the last day of any fiscal quarter, the ratio of (a) the sum of (i) the average aggregate daily principal or face amount of Consolidated Senior Debt (other than Consolidated Senior Debt of Foreign Subsidiaries) during such quarter and
     (ii) the average aggregate monthly principal or face amount of Consolidated Senior Debt of Foreign Subsidiaries determined as of the end of each month during such quarter to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ending on such day.

          "Consolidated Senior Debt": all Consolidated Total Debt (including, without limitation, the Shareholder Notes) other than (a) the Senior Subordinated Notes and (b) any subordinated refinancing thereof.

          "Revolving Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Swingline Loans and Letters of Credit in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Commitment" opposite such Lender's name on Schedule 1.1A or in an Assignment and Acceptance, as the same may be changed from time to time pursuant to the terms hereof. The amount of the Total Revolving Commitments is $75,000,000 as of the Amendment No. 1 Effective Date.

          "Revolving Commitment Suspension Termination Date": the third Business Day (provided that on such day no Default or Event of Default shall have occurred and be continuing) after the date on which each of the following shall have occurred: (i) the Average Consolidated Senior Debt Ratio, as of the last day of each of the two consecutive fiscal quarters most recently ended prior to such date calculated on a pro forma basis as if any payment or prepayment of the Shareholder Notes permitted to be made under Section
     7.18 had been made (or if such pro forma calculation is being made in connection with a proposed payment or prepayment under Section 7.18, as if such proposed payment or prepayment had been made) on the first day of the first of such two consecutive fiscal quarters, shall be less than 2.75:1.00 and (ii) concurrently with the delivery of the financial statements for the most recent of such fiscal quarters pursuant to clause (a) or (b) of
     Section 6.01, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer, dated the Revolving Commitment Suspension Termination Date, certifying as to clause (i) above and setting forth in reasonable detail the calculations with respect to the Average Consolidated Senior Debt Ratio for each such fiscal quarter and that no Default or Event of Default shall have occurred and be continuing.

          "Shareholder Notes": one or more promissory notes of the Borrower complying with the following provisions: (i) such notes, in an aggregate principal amount at least equal to $20,000,000, shall be issued (without taking into account any warrants issued in


                                   Exhibit E-2
     connection therewith) at par on the Amendment No. 1 Effective Date, not less than an additional $5,000,000 of such notes (subject to the next-following paragraph) shall be issued (without taking into account any such warrants) at par within 15 days after the Amendment No. 1 Effective Date (and, in that connection, an unconditional commitment for such additional $5,000,000, subject to the next-following paragraph, shall be delivered to the Borrower on the Amendment No. 1 Effective Date) and the balance of such notes (if any) shall be issued (without taking into account any such warrants) at par no later than May 15, 2001; (ii) each such note shall be payable to a shareholder of Holdings (determined on a fully diluted basis) as of the Amendment No. 1 Effective Date (each an "Existing Shareholder") and shall at all times be held by an Existing Shareholder (or any Affiliate thereof), whether or not any Existing Shareholder holds any such note on the Amendment No. 1 Effective Date; (iii) the aggregate principal amount of such notes shall not exceed $29,700,0000 (plus any capitalized or payment in kind interest); (iv) the payment obligations of the Borrower in respect of each such note may be guaranteed by any or all of the Subsidiaries that are guarantors of the Senior Subordinated Notes;
     (v) the obligations of the Borrower and such guarantors thereof in respect of each such note shall be unsecured; (vi) Holdings shall not be obligated with respect to any such note; (vii) each such note shall bear interest at a fixed rate of interest not greater than 15% per annum (and a default rate of 17% per annum) and shall not provide for cash payments of interest, except as permitted under Section 7.18(a); (viii) each such note shall have a final maturity date not earlier than 91 days after the Tranche C Maturity Date; (ix) each such note shall not provide for any principal payments, prepayments, redemptions, sinking fund or like payments prior to such final maturity date, except as permitted under Section 7.18(a); (x) each such note shall not contain any covenants or events of default (other than a cross-acceleration to the Loans and customary bankruptcy events of default); and (xi) each such note shall otherwise be in form and substance satisfactory to the Administrative Agent, in each case each as amended in accordance with the terms thereof and Section 7.18 and in effect from time to time.

          Notwithstanding the foregoing, it shall not be necessary that commitments for the purchase of an additional $5,000,000 of such notes be obtained on the Amendment No. 1 Effective Date to the extent that, on such date the aggregate principal amount of such notes being purchased is greater than $20,000,000, so long as (i) commitments are obtained on the Amendment No. 1 Effective Date for the purchase of additional notes in an amount equal to the difference between $25,000,000 and the amount of such notes actually issued on the Amendment No. 1 Effective Date and (ii) such additional notes are in fact purchased not later than 15 days after the Amendment No. 1 Effective Date.

          "Tranche C Maturity Date": December 31, 2006 or the next preceding Business Day if such date is not a Business Day.

          2.3. Revolving Commitments. Section 2.4(a) of the Credit Agreement shall be amended by inserting a new sentence at the end thereof to read as follows:

     "Notwithstanding anything herein to the contrary, during the period from and including the Amendment No. 1 Effective Date to and including the Revolving Commitment


                                  Exhibit E-3

     Suspension Termination Date, the Borrower may not borrow, and no Revolving Lender shall have any obligation to make, Revolving Loans if, after giving effect to such Revolving Loans, the sum of (i) the aggregate principal amount of the Revolving Loans then outstanding, (ii) the L/C Obligations then outstanding and (iii) the aggregate principal amount of the Swingline Loans then outstanding would exceed $60,000,000."

          2.4. Mandatory Prepayments. Section 2.11(a) of the Credit Agreement shall be amended by inserting a new sentence at the end thereof to read as follows:

          "In addition, upon the issuance of any Shareholder Notes, 100% of the proceeds thereof shall be applied on the date of such issuance toward the prepayment of the Revolving Loans without reduction of the Revolving Commitments."

          2.5. Financial Statements. Section 6.1 of the Credit Agreement shall be amended by inserting a new sentence at the end thereof to read as follows:

     "Notwithstanding anything herein to the contrary, the Borrower will furnish to the Administrative Agent and each Lender the audited financial statements required to be furnished under clause (a) above for the fiscal year ending December 30, 2000 no later than April 10, 2001."

          2.6. Information. Section 6.2 of the Credit Agreement shall be amended by (i) deleting the word "and" at the end of clause (e) thereof, (ii) replacing the period at the end of clause (f) thereof with "; and", and (iii) inserting at the end of said Section 6.2 a new clause (g) to read as follows:

          "(g) as soon as available, and in any event no later than 30 days after the end of each month ending on or prior to December 31, 2002 (commencing with March, 2001), a projected balance sheet, income statement and cash flow forecast of the Borrower and its Restricted Subsidiaries for the 13-week period ending on or nearest to (but not later than) the last day of such month."

          2.7. Financial Condition Covenants. Section 7.1 of the Credit Agreement shall be amended to read in its entirety as follows:

          "7.1 Financial Condition Covenants.

          (a) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

               Fiscal Quarter                     Consolidated Leverage Ratio
               --------------                     ---------------------------
                  3/31/01                                  7.00:1.00

                  6/30/01                                  7.00:1.00


                                  Exhibit E-4

               Fiscal Quarter                     Consolidated Leverage Ratio
               --------------                     ---------------------------
                  9/30/01                                  6.75:1.00

                  12/31/01                                 5.75:1.00

                  3/31/02                                  5.25:1.00

                  6/30/02                                  5.15:1.00

                  9/30/02                                  5.05:1.00

                  12/31/02                                 4.95:1.00

                  3/31/03                                  3.50:1.00

             6/30/03 - 9/30/03                             3.25:1.00

            12/31/03 - 3/31/04                             3.00:1.00

          6/30/04 and thereafter                           2.75:1.00

          (b) Consolidated Senior Debt Ratio. Permit the Consolidated Senior Debt Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

               Fiscal Quarter                     Consolidated Leverage Ratio
               --------------                     ---------------------------
                  3/31/01                                  5.25:1.00

                  6/30/01                                  5.25:1.00

                  9/30/01                                  5.00:1.00

                  12/31/01                                 4.25:1.00

                  3/31/02                                  3.85:1.00

                  6/30/02                                  3.70:1.00

                  9/30/02                                  3.60:1.00

                  12/31/02                                 3.50:1.00

                  3/31/03                                  2.50:1.00

             6/30/03 - 9/30/03                             2.25:1.00

            12/31/03 - 6/30/04                             2.00:1.00

          9/30/04 and thereafter                           1.75:1.00


                                  Exhibit E-5

          (c) Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

               Fiscal Quarter                     Consolidated Leverage Ratio
               --------------                     ---------------------------
                  3/31/01                                  1.50:1.00

                  6/30/01                                  1.50:1.00

                  9/30/01                                  1.60:1.00

                  12/31/01                                 1.80:1.00

                  3/31/02                                  2.00:1.00

                  6/30/02                                  2.00:1.00

                  9/30/02                                  2.00:1.00

                  12/31/02                                 2.00:1.00

                  3/31/03                                  2.50:1.00

             6/30/03 - 9/30/03                             2.60:1.00

            12/31/03 - 3/31/04                             2.70:1.00

           6/30/04 and thereafter                          2.75:1.00

          (d) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of the Borrower ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

               Fiscal Quarter                     Consolidated Leverage Ratio
               --------------                     ---------------------------
                  3/31/01                                  0.70:1.00

                  6/30/01                                  0.70:1.00

                  9/30/01                                  0.80:1.00

           12/31/01 - 9/30/05                              1.00:1.00

         12/31/05 and thereafter                           0.50:1.00

          (e) Minimum Consolidated EBITDA. Permit Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ending December 30, 2000 to be less than $104,000,000."


                                  Exhibit E-6

          2.8. Indebtedness. Section 7.2 of the Credit Agreement shall be amended by (i) deleting the word "and" at the end of clause (g) thereof; (ii) replacing the amount "$15,000,000" in clause (h) thereof with "$2,500,000" and replacing the period at the end of said clause with "; and", and (iii) inserting a new clause (i) at the end of said Section 7.2 to read as follows:

          "(i) the Shareholder Notes (including all capitalized or payment in kind interest and all Guarantee Obligations of Subsidiaries in respect thereof)."

          2.9. Disposition of Property. Section 7.5(g) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

          "(g) Dispositions of other property for cash having a fair market value not to exceed $50,000,000 (or its equivalent in other currencies as of the date of such Disposition, as determined by the Borrower in good faith based on then prevailing exchange rates) in the aggregate, provided that, notwithstanding anything herein to the contrary, upon receipt of the Net Cash Proceeds thereof (other than an aggregate amount thereof not exceeding $5,000,000 as to which a Reinvestment Notice has been given), such Net Cash Proceeds shall be applied to the prepayment of the Term Loans and the reduction of Revolving Commitments as set forth in Section 2.11(e)."

          2.10 Capital Expenditures. Section 7.7 of the Credit Agreement shall be amended by inserting a new sentence at the end thereof to read as follows:

     "Notwithstanding anything herein to the contrary, (x) the amount of Capital Expenditures permitted to be made under clause (a) above for each of the fiscal years ending on or nearest to December 31, 2001 and December 31, 2002 shall be reduced to $22,500,000 (or its equivalent in other currencies), (y) there shall no carryover of any unexpended amounts from the fiscal year ending December 30, 2000 to the next succeeding fiscal year under the proviso in said clause (a), and (z) the carryover of any unexpended amounts from each of the fiscal years ending on or nearest to December 31, 2001 and December 31, 2002 shall not exceed $5,000,000 for each such fiscal year under such proviso."

          2.11 Investments. Section 7.8 of the Credit Agreement shall be amended by inserting a new sentence at the end thereof to read as follows:

     "Notwithstanding anything herein to the contrary, the aggregate amount of additional Investments made under clauses (h) and (k) above for the period from and including the Amendment No. 1 Effective Date to and including December 31, 2002 shall not exceed $5,000,000."


                                  Exhibit E-7

          2.12 Transactions with Affiliates. ___ Section 7.10 of the Credit Agreement shall be amended by (a) inserting immediately after the words "Except as set forth on Schedule 7.10" the following words: "and except for the Shareholder Notes" and (b) inserting a proviso at the end of said Section 7.10 to read as follows:

     "; provided that, notwithstanding anything herein to the contrary, no management or similar fees shall be paid in cash by Holdings, the Borrower or any Restricted Subsidiary to any Affiliate during the period from and including the Amendment No. 1 Effective Date to and including December 31, 2002 (other than fees payable in respect of advisory services rendered pursuant to (i) the agreements listed in Schedule 7.10 or (ii) any other agreement entered into after the Amendment No. 1 Effective Date that complies with clause (c) above)."

          2.13 Shareholder Notes. A new Section 7.18 shall be inserted at the end of Section 7 of the Credit Agreement to read as follows:

     "7.18 Shareholder Notes.

          (a) Make or offer to make any payment, prepayment, repurchase or redemption of or otherwise defease or segregate funds with respect to the principal of or interest on, or any other amount payable in respect of, the Shareholder Notes, except (i) payments of interest in kind (or capitalizing interest) in accordance with the terms of the Shareholder Notes and delivery of warrants as contemplated thereby and (ii) cash payments or prepayments of principal of and interest on the Shareholder Notes, provided that with respect to any payments under this clause (ii) the following conditions shall have been satisfied:

               (I) no Default or Event of Default shall have occurred and be continuing at the time of such payment or would result therefrom;

               (II) the Average Consolidated Senior Debt Ratio, determined as at the last day of each of the two most recent fiscal quarters prior to the date of such payment, based upon the most recent financial statements delivered pursuant to clause (a) or (b) of Section 6.01 and calculated on a pro forma basis as if such payment had been made on the first day of each such quarter, shall be less than 2.75:1.00;

               (III) after giving effect to such payment, the sum of (i) cash on hand (determined as at the last day of the most recent fiscal quarter prior to the date of such payment based upon the most recent financial statements delivered pursuant to clause (a) or (b) of Section 6.01) plus (ii) the aggregate unused amount of the Revolving Commitments then in effect (excluding the portion (if any) of the Revolving Commitments that may not be borrowed at such time by reason of the last sentence of Section 2.4(a), unless such amount would become available as of the date of such payment as a result of the occurrence of the Revolving Commitment Suspension Termination Date) shall be at least $35,000,000; and


                                  Exhibit E-8

               (IV) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer, dated the date of such payment, certifying as to the matters set forth in clauses (I), (II) and (III) above and setting forth in reasonable detail the calculations with respect to clauses (II) and (III) above;

     or (b) amend, modify, supplement or otherwise change, or consent or agree to any amendment, modification, supplement or other change to, any of the terms of the Shareholder Notes."

          2.14 Events of Default. Section 8(c)(i) of the Credit Agreement shall be amended by inserting immediately after the words "contained in" the following words: "the last sentence of Section 6.1,". In addition, Section 8 of the Credit Agreement shall be amended by inserting the word "or" after Section 8(l) thereof and inserting the following new Section 8(m):

          "(m) the Borrower shall have failed to receive, not later than the date 15 days after the Amendment No. 1 Effective Date, cash proceeds from the issuance of the additional Shareholder Notes referred to in the definition of the term "Shareholder Notes" in Section 1.1 as shall result in the aggregate amount of cash proceeds from the Shareholder Notes issued on the Amendment No. 1 Effective Date through the date 15 days after the Amendment No. 1 Effective Date being at least equal to $25,000,000;"

          2.15 Annex A (Pricing Grid). Annex A to the Credit Agreement shall be amended and restated to read in its entirety as set forth in Annex A to this Amendment No. 1.

          2.16 Schedule 1.1A (Commitments). The column setting forth the Revolving Commitments in Schedule 1.1A to the Credit Agreement shall be amended and restated to read in its entirety as set forth in Schedule 1.1A to this Amendment No. 1.

          Section 3. Waivers. Subject to the satisfaction of the conditions specified in Section 5 of this Amendment No. 1, but with effect on and after the date hereof, each of the Required Lenders and the Majority Revolving Facility Lenders waive any Default or Event of Default that has occurred and is continuing under the Credit Agreement on the date hereof as a result of the Borrower's failure to comply, as of December 30, 2000, with Sections 7.1(a),
(b), (c) and/or (d) of the Credit Agreement.

          Section 4. Representations and Warranties. Each of Holdings and the Borrower jointly and severally represents and warrants to the Administrative Agent and the Lenders that, after giving effect to this Amendment No. 1, (a) no Default or Event of Default shall have occurred and be continuing and (b) the representations and warranties set forth in Section 4 of the Credit Agreement (as amended hereby) are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representations and warranties expressly relate to any earlier date, as of such earlier date) and as if each reference in said Section 4 to "this Agreement" and the "Credit Documents" included reference to this Amendment No. 1.


                                  Exhibit E-9

          Section 5. Conditions Precedent. As provided in Sections 2 and 3 of this Amendment No. 1, the amendments to the Credit Agreement set forth in said
Section 2 and the waivers set forth in said Section 3 shall become effective as of the date hereof upon:

          (i) Amendment No. 1. Receipt by the Administrative Agent of one or more counterparts of this Amendment No. 1 duly executed and delivered by the Borrower, Holdings and the Administrative Agent (with the written consent of each of the Required Lenders and the Majority Revolving Facility Lenders provided in the form of the Lender Consent attached hereto as Exhibit A);

          (ii) Shareholder Notes. Receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent that (x) one or more Shareholder Notes shall have been issued by the Borrower to one or more of the shareholders of Holdings, and that net cash proceeds thereof of $20,000,000 shall have been received and applied by the Borrower to the optional prepayment of the Revolving Loans pursuant to Section 2.10 of the Credit Agreement, (y) the Borrower shall have received an unconditional commitment for the purchase of additional Shareholder Notes in the amount required pursuant to the last paragraph of the definition of such term in
     Section 2.2 not later than 15 days after the effectiveness of this Amendment No. 1 (which commitment shall be in form and substance satisfactory to the Administrative Agent) and (z) the Borrower shall have complied with the requirements of Section 4.7 of the Senior Subordinated
     Note Indenture with respect to the issuance of the Shareholder Notes;

          (iii) Opinion of Borrower's Counsel. Receipt by the Administrative Agent of an opinion of counsel to Holdings, the Borrower and its Restricted Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent (and the Borrower hereby instructs each such counsel to deliver such opinion to the Lenders and the Administrative Agent);

          (iv) Amendment Fee. Payment by the Borrower of an amendment fee to the Administrative Agent for the account of each Lender that has executed a Lender Consent in the form attached hereto as Exhibit A on or before 12:00 noon, New York City time, on March 20, 2001, such fee to be in an amount equal to the percentage (as heretofore agreed in writing by the Borrower) of the sum of the aggregate unpaid principal amount of the Term Loans held by such Lender and the Revolving Commitment then in effect of such Lender;

          (v) Expenses, Etc. Payment by the Borrower of all other fees required to be paid, and all expenses for which invoices have been presented (including, without limitation, reasonable fees and disbursements and other charges of counsel to the Administrative Agent) in connection with this Amendment No. 1; and

          (vi) Additional Matters. All required corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment No. 1 being reasonably satisfactory in form and substance to the Administrative Agent, and receipt by the Administrative Agent of such


                                  Exhibit E-10
     other documents in respect of the transactions contemplated hereby as it shall reasonably request.

          Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. Delivery of an executed signature page of this Amendment No. 1 by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.


                                  Exhibit E-11

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.


                                               HOLDINGS

                                               DOANE PET CARE ENTERPRISES, INC.

                                               By_________________________
                                               Name:
                                               Title:


                                               BORROWER

                                               DOANE PET CARE COMPANY

                                               By_________________________
                                               Name:
                                               Title:


                                               ADMINISTRATIVE AGENT

                                               THE CHASE MANHATTAN BANK,
                                                 as Administrative Agent

                                               By_________________________
                                               Name:
                                               Title:


                                  Exhibit E-12

                                                                         ANNEX A


                                  PRICING GRID

                         Ratio of Senior Debt to EBITDA

                                          LEVEL 1              LEVEL 2              LEVEL 3          LEVEL 4
                                                                                 LESS THAN 2.75
                                                          LESS THAN 3.25 BUT       BUT GREATER
                                      GREATER THAN OR      GREATER THAN OR           THAN OR         LESS THAN
                                      EQUAL TO 3.25:1      EQUAL TO 2.75:1       EQUAL TO 2.25:1      2.25:1
                                      ---------------     ------------------     ---------------     ---------
REVOLVING CREDIT LOANS
AND TRANCHE A DOLLAR TERM LOANS:
ABR Loans                                  2.25%                 2.00%                1.50%            1.25%
Eurodollar Loans                           3.25%                 3.00%                2.50%            2.25%


TRANCHE A EURO TERM LOANS:                 3.25%                 3.00%                2.50%            2.25%

TRANCHE B TERM LOANS:
ABR Loans                                  2.75%                 2.75%                2.50%            2.50%
Eurodollar Loans                           3.75%                 3.75%                3.50%            3.50%


TRANCHE C TERM LOANS:
ABR Loans                                  3.00%                 3.00%                2.75%            2.75%
Eurodollar Loans                           4.00%                 4.00%                3.75%            3.75%


COMMITMENT FEE RATE:                       0.50%                 0.50%                0.50%           0.375%


                                  Exhibit E-13

                                                                   SCHEDULE 1.1A

                              REVOLVING COMMITMENTS

                                                          REVOLVING
LENDER                                                    COMMITMENT
---------------------------------------------------  ---------------
The Chase Manhattan Bank                               $7,285,715.25
---------------------------------------------------   ---------------
Bank of America N.A.                                   $5,357,142.75
---------------------------------------------------   ---------------
Bank of Tokyo-Mitsubishi Trust Co.                     $5,357,142.75
---------------------------------------------------   ---------------
Bank One NA                                            $5,537,142.75
---------------------------------------------------   ---------------
Credit Agricole Indosuez                               $5,357,142.75
---------------------------------------------------   ---------------
First Union National Bank N.C.                         $6,428,571.35
---------------------------------------------------   ---------------
Firstrust Bank                                         $3,214,285.50
---------------------------------------------------   ---------------
Firstar Bank, N.A.                                     $8,571,428.74
---------------------------------------------------   ---------------
Fleet Boston                                           $7,714,285.50
---------------------------------------------------   ---------------
General Electric Capital Corporation                   $6,248,571.35
---------------------------------------------------   ---------------
Harris Trust & Savings Bank                            $8,571,428.56
---------------------------------------------------   ---------------
SunTrust Bank                                          $5,357,142.75
---------------------------------------------------   ---------------
TOTAL:                                                $75,000,000.00
---------------------------------------------------   ---------------


                                  Exhibit E-14

                                                                       EXHIBIT A


                                 LENDER CONSENT

          Reference is made to the Amended and Restated Credit Agreement dated as of May 8, 2000 (as amended and in effect from time to time, the "Credit Agreement") among DOANE PET CARE ENTERPRISES, INC., a Delaware corporation ("Holdings"), DOANE PET CARE COMPANY, a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders") and THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "Administrative Agent"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Lenders to the Borrower in an original aggregate principal or face amount not exceeding $410,375,000 and *82,000,000. Capitalized terms used and not otherwise defined herein are deemed to have the respective meanings assigned to such terms in the Credit Agreement.

          The undersigned Lender party to the Credit Agreement hereby (i) consents to Amendment No. 1 to the Credit Agreement, dated as of March 23, 2001 and effective as of the date thereof, substantially in the form to which this Lender Consent is attached ("Amendment No. 1") and (ii) authorizes and directs the Administrative Agent to execute and deliver Amendment No. 1 on behalf of such Lender.

Full Name of Lender:  _____________________________________


By:  __________________________________

Name:  ________________________________

Title:  ________________________________

Date:  March __, 2001


                                  Exhibit E-15